AG TWIN BROOK BDC, INC.

FINANCIAL STATEMENTS

JUNE 30, 2023

AG Twin Brook BDC, Inc.
Consolidated Statements of Assets and Liabilities
(Amounts in thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments at fair value (amortized cost of $178,602 and $180,526, respectively)	$177,163	$179,785
Non-controlled/affiliated investments at fair value (amortized cost of $7,242 and $7,137, respectively)	9,084	10,354
Cash	15,445	12,028
Interest receivable	924	775
Prepaid expenses	173	127
Total assets	$202,789	$203,069
Liabilities
Unrealized loss on foreign currency forward contracts	$29	$15
Dividend payable	2,418	5,030
Accrued expenses and other liabilities payable to affiliate	1,235	677
Incentive fees payable	1,194	1,295
Deferred tax liability	389	—
Management fees payable	278	281
Deferred income	154	184
Total liabilities	5,697	7,482
Commitments and contingencies (Note 8)
Net assets
Common shares $0.001 par value, 100,000,000 shares authorized; 9,672,358 and 9,672,358 shares issued and outstanding, respectively	$10	$10
Additional paid-in-capital	194,184	193,704
Total distributable earnings (loss)	2,898	1,873
Total net assets	197,092	195,587
Total liabilities and net assets	$202,789	$203,069
Net asset value per share	$20.38	$20.22
The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Investment income
Investment income from non-controlled, non-affiliated investments:
Interest	$5,397	$3,176	$10,647	$6,099
Other	92	288	191	437
Total investment income from non-controlled, non-affiliated investments:	5,489	3,464	10,838	6,536
Total investment income	5,489	3,464	10,838	6,536
Expenses
Incentive fees(1)	$697	$442	$1,273	$823
Management fees(1)	278	254	559	495
Deferred tax expense	(147)	—	389	—
Professional fees	119	162	211	281
Accounting fees	114	105	227	209
Other	35	131	141	217
Current tax expense	65	—	271	—
Directors' fees	45	45	90	90
Administrative fees(1)	91	63	106	117
Insurance fees	—	66	6	156
Interest	—	—	—	55
Total net expenses	1,297	1,268	3,273	2,443
Net investment income (loss)	4,192	2,196	7,565	4,093
Net realized and unrealized gain (loss) on investment transactions
Net realized gain (loss) on investment transactions:
Non-controlled, non-affiliated investments	$3	$22	$2	$57
Non-controlled, affiliated investments	104	—	880	—
Foreign currency forward transactions	4	30	(18)	28
Net change in unrealized gain (loss) on investment transactions:
Non-controlled, non-affiliated investments	(65)	(246)	(698)	(58)
Non-controlled, affiliated investments	(724)	815	(1,375)	1,064
Foreign currency forward contracts	(38)	18	(15)	—
Foreign currency translation	—	2	—	—
Total net realized and unrealized gain (loss) on investment transactions	(716)	641	(1,224)	1,091
Net increase (decrease) in net assets resulting from operations	$3,476	$2,837	$6,341	$5,184
Net investment income (loss) per share - basic and diluted	$0.43	$0.23	$0.78	$0.44
Earnings (loss) per share - basic and diluted	$0.36	$0.30	$0.66	$0.56
Weighted average shares outstanding - basic and diluted	9,672,358	9,345,477	9,672,358	9,243,891
(1)Refer to Note 6 - Agreements and Related Party Transactions
The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Statements of Changes in Net Assets
(Amounts in thousands, except share amounts)
(Unaudited)

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Increase (decrease) in net assets resulting from operations
Net investment income (loss)	$4,192	$2,196	$7,565	$4,093
Net realized gain (loss)	111	52	864	85
Net change in unrealized gain (loss)	(827)	589	(2,088)	1,006
Net increase in net assets resulting from operations	3,476	2,837	6,341	5,184
Dividends
Dividends declared from earnings	(2,418)	(3,763)	(4,836)	(3,763)
Net decrease in net assets resulting from dividends	(2,418)	(3,763)	(4,836)	(3,763)
Capital share transactions
Issuance of common shares	—	10,800	—	10,800
Net increase in net assets resulting from capital share transactions	—	10,800	—	10,800
Total increase in net assets	1,058	9,874	1,505	12,221
Net assets, at beginning of period	196,034	186,445	195,587	184,098
Net assets, at end of period	$197,092	$196,319	$197,092	$196,319
Capital share activity
Shares issued	—	531,182	—	531,182
Net increase in shares outstanding	—	531,182	—	531,182
Dividends declared per share	$0.25	$0.40	$0.50	$0.40
The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Cash flows from operating activities
Net increase (decrease) in net assets resulting from operations	$6,341	$5,184
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Net realized (gain) loss on investments	(882)	(57)
Net change in unrealized (appreciation) depreciation on investments	2,073	(1,006)
Net change in unrealized (appreciation) depreciation on foreign currency forward contracts	15	—
Net accretion on debt instruments	(425)	(357)
Net paydown gain on debt instruments	(160)	(93)
Interest received in-kind	(108)	(25)
Purchases and drawdowns of investments	(13,034)	(42,140)
Proceeds from sales and paydowns of investments	16,428	23,020
Amortization of deferred financing costs	—	47
Change in operating assets and liabilities:
(Increase) decrease in interest receivable	(149)	—
(Increase) decrease in prepaid expenses	(47)	124
Increase (decrease) in incentive fees payable	(101)	97
Increase (decrease) in accrued expenses and other liabilities payable to affiliate	558	32
Increase (decrease) in deferred tax liability	389	—
Increase (decrease) in management fees payable	(3)	58
Increase (decrease) in deferred income	(30)	(13)
Increase (decrease) in interest payable	—	(7)
Net cash provided by (used in) operating activities	10,865	(15,136)
Cash flows from financing activities
Proceeds from issuance of common shares	—	10,800
Dividends paid	(7,448)	(3,643)
Net cash provided by (used in) financing activities	(7,448)	7,157
Net change in cash	3,417	(7,979)
Cash
Cash, beginning of period	12,028	27,711
Cash, end of period	$15,445	$19,732

Supplemental and non-cash information
Cash paid during the period for interest	$—	$15
Dividend payable	$2,418	$1,934
Cash paid during the period for income taxes	$45	$16
The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value		Percentage of Net Assets
Investments
Non-controlled/non-affiliated senior secured debt
Aerospace and defense
Mattco Forge, Inc. (6)	First lien senior secured revolving loan	S +	5.75%	11.34%	12/6/2024	$506	$(4)	$(7)		0.00%
Mattco Forge, Inc.	First lien senior secured term loan	S +	5.75%	11.34%	12/6/2024	2,064	2,043	2,035		1.03%
							2,039	2,028		1.03%
Air Freight & Logistics
Load One Purchaser Corporation (6)	First lien senior secured delayed draw term loan	S +	5.75%	11.25%	6/21/2028	$150	$(2)	$(2)	-3000	0.00%
Load One Purchaser Corporation	First lien senior secured revolving loan	S +	5.75%	11.25%	6/21/2028	75	6	6	9000	0.00%
Load One Purchaser Corporation	First lien senior secured term loan	S +	5.75%	11.25%	6/21/2028	806	792	794	798000	0.40%
							796	798		0.40%
Auto components
AvCarb, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.29%	11/12/2026	$664	$223	$222		0.11%
AvCarb, LLC	First lien senior secured revolving loan	L +	6.00%	11.31%	11/12/2026	38	14	15		0.01%
AvCarb, LLC	First lien senior secured term loan	S +	6.00%	11.29%	11/12/2026	492	485	486		0.25%
CCG Acquisition, Inc. (6)	First lien senior secured revolving loan	S +	6.00%	11.50%	5/17/2027	19	—	—		0.00%
CCG Acquisition, Inc.	First lien senior secured term loan	S +	6.00%	11.50%	5/17/2027	422	417	417		0.21%
Raneys, LLC (6)	First lien senior secured revolving loan	S +	6.00%	11.50%	6/7/2027	38	(1)	(1)		0.00%
Raneys, LLC	First lien senior secured term loan	S +	6.00%	11.50%	6/7/2027	450	442	442		0.22%
Vehicle Accessories, Inc. (6)	First lien senior secured revolving loan	P +	4.50%	12.50%	11/30/2026	38	—	—		0.00%
Vehicle Accessories, Inc.	First lien senior secured term loan	S +	5.50%	11.00%	11/30/2026	1,658	1,648	1,651		0.84%
							3,228	3,232		1.64%
Chemicals
AM Buyer, LLC	First lien senior secured revolving loan	S +	6.75%	12.06%	5/1/2025	$111	$47	$47		0.02%
AM Buyer, LLC	First lien senior secured term loan	S +	6.75%	12.25%	5/1/2025	467	462	464		0.24%
Answer Acquisition, LLC	First lien senior secured term loan	S +	5.75%	11.14%	12/30/2026	1,690	1,665	1,668		0.85%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	12.00%	8/30/2027	235	231	231		0.12%
SASE Company, LLC	First lien senior secured revolving loan	S +	6.00%	11.22%	11/15/2026	38	22	22		0.01%
SASE Company, LLC	First lien senior secured term loan	S +	6.00%	11.22%	11/15/2026	1,607	1,584	1,587		0.80%
Teel Plastics, LLC (6)	First lien senior secured revolving loan	S +	5.00%	10.22%	1/24/2025	324	(3)	(1)		0.00%
Teel Plastics, LLC	First lien senior secured term loan	S +	5.00%	10.22%	1/24/2025	1,778	1,763	1,773		0.90%
USALCO, LLC	First lien senior secured revolving loan	S +	6.00%	11.22%	10/19/2026	100	57	57		0.03%
USALCO, LLC	First lien senior secured term loan	S +	6.00%	11.22%	10/19/2027	1,875	1,860	1,864		0.94%
							7,688	7,712		3.91%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Commercial services and supplies
Alliance Environmental Group, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.50%	12/30/2027	$74	$53	$53	0.03%
Alliance Environmental Group, LLC	First lien senior secured revolving loan	L +	6.00%	11.50%	12/30/2027	38	33	33	0.02%
Alliance Environmental Group, LLC	First lien senior secured term loan	S +	6.00%	11.50%	12/30/2027	1,464	1,441	1,444	0.72%
Edko Acquisition, LLC (6)(8)	First lien senior secured revolving loan	S +	5.75%	11.25%	6/25/2026	38	—	—	0.00%
Edko Acquisition, LLC	First lien senior secured term loan	S +	5.75%	11.25%	6/25/2026	1,133	1,118	1,120	0.57%
Franchise Fastlane, LLC (6)	First lien senior secured revolving loan	S +	5.50%	10.81%	5/2/2027	15	—	—	0.00%
Franchise Fastlane, LLC	First lien senior secured term loan	S +	5.50%	10.81%	5/2/2027	1,164	1,144	1,146	0.58%
Gold Medal Holdings, Inc. (9)	First lien senior secured revolving loan	S +	7.00%	12.47%	3/17/2027	50	44	44	0.02%
Gold Medal Holdings, Inc.	First lien senior secured term loan	S +	7.00%	12.50%	3/17/2027	720	711	715	0.36%
Green Monster Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	11.03%	12/28/2026	38	(1)	—	0.00%
Green Monster Acquisition, LLC	First lien senior secured term loan	S +	5.50%	11.03%	12/28/2026	1,170	1,153	1,154	0.59%
HLSG Intermediate, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.72%	3/31/2028	95	94	94	0.05%
HLSG Intermediate, LLC	First lien senior secured revolving loan	S +	6.50%	11.72%	3/31/2028	60	19	19	0.01%
HLSG Intermediate, LLC	First lien senior secured term loan	S +	6.50%	11.72%	3/31/2028	999	989	991	0.50%
Nimlok Company, LLC (6)(10)	First lien senior secured revolving loan	S +	5.50%	11.03%	11/27/2024	320	(2)	(3)	0.00%
Nimlok Company, LLC	First lien senior secured term loan	S +	5.50%	11.03%	11/27/2025	1,868	1,847	1,848	0.93%
Nimlok Company, LLC	First lien senior secured term loan	S +	5.50%	11.03%	11/27/2025	738	728	730	0.37%
Steel City Wash, LLC	First lien senior secured delayed draw term loan	S +	6.50%	12.00%	12/27/2026	142	140	140	0.07%
Steel City Wash, LLC	First lien senior secured revolving loan	S +	6.50%	11.93%	12/27/2026	38	21	21	0.01%
Steel City Wash, LLC	First lien senior secured term loan	S +	6.50%	12.00%	12/27/2026	790	778	780	0.40%
PRA Acquisition, LLC	First lien senior secured revolving loan	P +	5.50%	13.75%	5/12/2028	56	10	10	0.01%
PRA Acquisition, LLC	First lien senior secured term loan	S +	6.50%	11.79%	5/12/2028	638	622	621	0.32%
QLS Buyer, Inc (6)	First lien senior secured revolving loan	S +	6.00%	11.23%	5/2/2028	38	(1)	(1)	0.00%
QLS Buyer, Inc	First lien senior secured term loan	S +	6.00%	11.23%	5/2/2028	480	468	468	0.24%
							11,409	11,427	5.80%
Construction and engineering
BCI Burke Holding Corp.	First lien senior secured delayed draw term loan	S +	5.50%	11.00%	12/14/2027	$131	$24	$24	0.01%
BCI Burke Holding Corp. (6)	First lien senior secured revolving loan	S +	5.50%	11.00%	12/14/2027	79	(1)	(1)	0.00%
BCI Burke Holding Corp.	First lien senior secured term loan	S +	5.50%	11.00%	12/14/2027	869	860	861	0.44%
CPS HVAC Group, LLC	First lien senior secured delayed draw term loan	L +	6.75%	12.25%	12/15/2026	150	32	30	0.02%
CPS HVAC Group, LLC (11)	First lien senior secured revolving loan	L +	6.75%	12.25%	12/15/2026	38	10	10	0.01%
CPS HVAC Group, LLC	First lien senior secured term loan	S +	6.75%	12.25%	12/15/2026	271	267	263	0.13%
Domino Equipment Company, LLC (6)	First lien senior secured revolving loan	S +	6.50%	11.96%	4/1/2026	79	(1)	(1)	0.00%
Domino Equipment Company, LLC	First lien senior secured term loan	S +	6.50%	11.96%	4/1/2026	506	496	497	0.25%
Highland Acquisition, Inc. (6)	First lien senior secured revolving loan	S +	5.75%	11.25%	3/9/2027	30	—	—	0.00%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Highland Acquisition, Inc.	First lien senior secured term loan	S +	5.75%	11.25%	3/9/2027	871	857	858	0.43%
Rose Paving, LLC	First lien senior secured revolving loan	S +	5.50%	10.94%	11/7/2028	94	43	43	0.02%
Rose Paving, LLC	First lien senior secured term loan	S +	5.50%	10.70%	11/7/2028	747	730	731	0.37%
							3,317	3,315	1.68%
Containers and packaging
Bulk Lift International, LLC (6)	First lien senior secured delayed draw term loan	S +	6.75%	12.25%	11/15/2027	$128	$(3)	$(3)	0.00%
Bulk Lift International, LLC (6)	First lien senior secured revolving loan	S +	6.75%	12.25%	11/15/2027	53	(1)	(1)	0.00%
Bulk Lift International, LLC	First lien senior secured term loan	S +	6.75%	12.25%	11/15/2027	424	414	414	0.21%
Innovative FlexPak, LLC	First lien senior secured revolving loan	P +	7.00%	15.25%	1/23/2025	627	498	315	0.16%
Innovative FlexPak, LLC	First lien senior secured term loan	S +	7.00%	12.22%	1/23/2025	2,964	2,925	2,067	1.05%
MRC Keeler Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.75%	11.14%	12/4/2025	73	72	72	0.04%
MRC Keeler Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.75%	11.14%	12/4/2025	150	(1)	(1)	0.00%
MRC Keeler Acquisition, LLC	First lien senior secured term loan	S +	5.75%	11.14%	12/4/2025	904	895	896	0.45%
Vanguard Packaging, LLC (6)	First lien senior secured revolving loan	L +	5.00%	10.27%	8/9/2024	535	(2)	(3)	0.00%
Vanguard Packaging, LLC	First lien senior secured term loan	L +	5.00%	10.27%	8/9/2024	1,152	1,148	1,146	0.58%
							5,945	4,902	2.49%
Distributors
RTP Acquisition, LLC	First lien senior secured revolving loan	S +	6.50%	11.72%	8/17/2026	$38	$3	$3	0.00%
RTP Acquisition, LLC	First lien senior secured term loan	S +	6.50%	11.72%	8/17/2026	913	898	898	0.46%
							901	901	0.46%
Diversified consumer services
50Floor, LLC	First lien senior secured revolving loan	L +	7.75%	13.03%	12/31/2025	$199	$196	$196	0.10%
50Floor, LLC	First lien senior secured term loan	S +	7.75%	13.14%	12/31/2026	953	939	940	0.48%
ACES Intermediate, LLC (6)	First lien senior secured revolving loan	S +	5.50%	10.72%	7/27/2027	150	(2)	(2)	0.00%
ACES Intermediate, LLC	First lien senior secured term loan	S +	5.50%	10.72%	7/27/2027	1,877	1,846	1,849	0.93%
Home Brands Group Holdings, Inc. (6)	First lien senior secured revolving loan	S +	4.75%	10.16%	11/8/2026	48	(1)	(1)	0.00%
Home Brands Group Holdings, Inc.	First lien senior secured term loan	S +	4.75%	10.16%	11/8/2026	1,837	1,811	1,814	0.92%
ISSA, LLC (6)	First lien senior secured revolving loan	S +	6.25%	11.75%	3/1/2027	131	(2)	(2)	0.00%
ISSA, LLC	First lien senior secured term loan	S +	6.25%	11.75%	3/1/2027	917	903	904	0.46%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.46%	12/29/2026	87	69	69	0.04%
Juniper Landscaping Holdings LLC (12)	First lien senior secured revolving loan	S +	6.00%	11.30%	12/29/2026	44	6	6	0.00%
Juniper Landscaping Holdings LLC	First lien senior secured term loan	S +	6.00%	11.50%	12/29/2026	1,307	1,290	1,292	0.66%
Kalkomey Enterprises, LLC	First lien senior secured revolving loan	L +	6.75%	12.14%	4/24/2025	77	46	46	0.02%
Kalkomey Enterprises, LLC	First lien senior secured term loan	S +	6.75%	12.14%	4/24/2026	1,040	1,026	1,030	0.52%
PPW Acquisition, LLC	First lien senior secured revolving loan	S +	6.75%	12.25%	9/30/2026	38	9	8	0.00%
PPW Acquisition, LLC	First lien senior secured term loan	S +	6.75%	12.25%	9/30/2026	602	593	584	0.30%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.50%	3/23/2026	375	—	1	0.00%
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.40%	3/23/2026	188	183	185	0.09%
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.49%	3/23/2026	1,065	1,048	1,049	0.53%
United Land Services Opco Parent, LLC (6)	First lien senior secured revolving loan	P +	5.00%	13.25%	3/23/2026	150	(3)	(2)	0.00%
United Land Services Opco Parent, LLC	First lien senior secured term loan	S +	6.00%	11.50%	3/23/2026	357	351	352	0.18%
Yard-Nique, Inc	First lien senior secured delayed draw term loan	S +	6.00%	11.39%	4/30/2026	150	10	10	0.01%
Yard-Nique, Inc (6)	First lien senior secured revolving loan	S +	6.00%	11.39%	4/30/2026	19	—	—	0.00%
Yard-Nique, Inc	First lien senior secured term loan	S +	6.00%	11.39%	4/30/2026	403	399	399	0.20%
CL Services Acquisition, LLC	First lien senior secured delayed draw term loan	S +	6.25%	11.65%	4/25/2028	188	97	97	0.05%
CL Services Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.25%	11.47%	4/25/2028	38	(1)	(1)	0.00%
CL Services Acquisition, LLC	First lien senior secured term loan	S +	6.25%	11.47%	4/25/2028	382	372	372	0.19%
							11,185	11,195	5.68%
Electrical equipment
AEP Passion Intermediate Holdings, Inc.	First lien senior secured delayed draw term loan	S +	6.50%	11.70%	10/5/2027	$71	$70	$69	0.04%
AEP Passion Intermediate Holdings, Inc.	First lien senior secured revolving loan	S +	6.50%	11.70%	10/5/2027	48	10	10	0.01%
AEP Passion Intermediate Holdings, Inc.	First lien senior secured term loan	S +	6.50%	11.91%	10/5/2027	1,275	1,257	1,244	0.62%
							1,337	1,323	0.67%
Electronic equipment, instruments and components
Advanced Lighting Acquisition, LLC	First lien senior secured revolving loan	S +	6.00%	11.22%	11/22/2025	$324	$62	$64	0.03%
Advanced Lighting Acquisition, LLC	First lien senior secured term loan	S +	6.00%	11.22%	11/22/2025	1,220	1,207	1,218	0.62%
ITSavvy LLC	First lien senior secured delayed draw term loan	S +	5.25%	10.57%	8/8/2028	60	54	54	0.03%
ITSavvy LLC (6)	First lien senior secured revolving loan	S +	5.50%	11.05%	8/8/2028	38	—	—	0.00%
ITSavvy LLC	First lien senior secured term loan	S +	5.50%	11.05%	8/8/2028	673	667	668	0.34%
Nelson Name Plate Company	First lien senior secured delayed draw term loan	S +	5.50%	11.00%	10/18/2026	118	102	102	0.05%
Nelson Name Plate Company	First lien senior secured revolving loan	S +	5.50%	10.72%	10/18/2026	90	5	5	0.00%
Nelson Name Plate Company	First lien senior secured term loan	S +	5.50%	11.00%	10/18/2026	764	754	755	0.38%
							2,851	2,866	1.45%
Food and staples retailing
Engelman Baking Co., LLC	First lien senior secured revolving loan	S +	5.50%	10.72%	2/28/2025	$207	$16	$17	0.01%
Engelman Baking Co., LLC	First lien senior secured term loan	S +	5.50%	10.72%	2/28/2025	709	699	704	0.36%
Mad Rose Company, LLC (13)	First lien senior secured revolving loan	S +	6.25%	11.78%	5/7/2026	119	65	65	0.03%
Mad Rose Company, LLC	First lien senior secured term loan	S +	6.25%	11.78%	5/7/2026	926	913	916	0.46%
Main Street Gourmet, LLC	First lien senior secured delayed draw term loan	S +	5.25%	10.75%	11/10/2025	666	35	36	0.02%
Main Street Gourmet, LLC	First lien senior secured revolving loan	S +	5.25%	10.75%	11/10/2025	38	15	15	0.01%
Main Street Gourmet, LLC	First lien senior secured term loan	S +	5.25%	10.75%	11/10/2025	1,115	1,105	1,106	0.56%
NutriScience Innovations, LLC (6)(14)	First lien senior secured revolving loan	S +	7.00%	12.50%	4/21/2026	131	(2)	(2)	0.00%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
NutriScience Innovations, LLC	First lien senior secured term loan	S +	7.00%	12.50%	4/21/2026	390	384	385	0.20%
Qin's Buffalo, LLC (6)	First lien senior secured delayed draw term loan	S +	5.75%	11.25%	5/5/2027	75	(1)	(1)	0.00%
Qin's Buffalo, LLC (6)	First lien senior secured revolving loan	S +	5.75%	11.25%	5/5/2027	38	(1)	(1)	0.00%
Qin's Buffalo, LLC	First lien senior secured term loan	S +	5.75%	11.25%	5/5/2027	534	525	526	0.27%
SCP Beverage Buyer, LLC	First lien senior secured revolving loan	S +	5.25%	10.56%	11/24/2026	38	7	7	0.00%
SCP Beverage Buyer, LLC	First lien senior secured term loan	S +	5.25%	10.56%	11/24/2026	410	403	404	0.20%
Universal Pure, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.34%	10/31/2028	9	1	1	0.00%
Universal Pure, LLC (15)	First lien senior secured revolving loan	S +	6.00%	11.36%	10/31/2028	150	38	38	0.02%
Universal Pure, LLC	First lien senior secured term loan	S +	6.00%	11.39%	10/31/2028	756	737	738	0.37%
							4,939	4,954	2.51%
Food products
Icelandirect, LLC	First lien senior secured revolving loan	P +	5.00%	13.25%	7/30/2026	$38	$29	$29	0.01%
Icelandirect, LLC	First lien senior secured term loan	S +	6.00%	11.50%	7/30/2026	711	701	703	0.36%
Starwest Botanicals Acquisition, LLC	First lien senior secured revolving loan	S +	5.25%	10.47%	4/30/2027	174	172	165	0.08%
Starwest Botanicals Acquisition, LLC	First lien senior secured term loan	S +	5.25%	10.47%	4/30/2027	803	793	763	0.39%
Sun Orchard, LLC (6)	First lien senior secured revolving loan	S +	5.25%	10.75%	7/8/2027	113	(2)	(2)	0.00%
Sun Orchard, LLC	First lien senior secured term loan	S +	5.25%	10.75%	7/8/2027	2,064	2,029	2,033	1.03%
							3,722	3,691	1.87%
Gas utilities
Hydromax USA, LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.95%	12/30/2026	$111	$110	$107	0.05%
Hydromax USA, LLC (6)	First lien senior secured revolving loan	S +	6.75%	11.95%	12/30/2026	228	(3)	(9)	0.00%
Hydromax USA, LLC	First lien senior secured term loan	S +	6.75%	11.95%	12/30/2026	1,228	1,212	1,179	0.60%
							1,319	1,277	0.65%
Health care equipment and supplies
626 Holdings Equity, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.48%	2/14/2028	$314	$183	$183	0.09%
626 Holdings Equity, LLC	First lien senior secured revolving loan	S +	6.00%	11.50%	2/14/2028	75	53	53	0.03%
626 Holdings Equity, LLC	First lien senior secured term loan	S +	6.00%	11.50%	2/14/2028	879	864	866	0.44%
EMSAR Acquisition LLC	First lien senior secured delayed draw term loan	S +	6.50%	12.00%	3/30/2026	215	211	212	0.11%
EMSAR Acquisition LLC	First lien senior secured revolving loan	S +	6.50%	12.00%	3/30/2026	134	118	119	0.06%
EMSAR Acquisition LLC	First lien senior secured term loan	S +	6.50%	12.00%	3/30/2026	635	627	627	0.32%
Medical Technology Associates, Inc. (6)	First lien senior secured revolving loan	S +	6.25%	11.75%	7/25/2028	38	(1)	(1)	0.00%
Medical Technology Associates, Inc.	First lien senior secured term loan	S +	6.25%	11.75%	7/25/2028	601	587	589	0.30%
Reliable Medical Supply LLC	First lien senior secured delayed draw term loan	S +	7.00%	12.53%	4/8/2025	67	66	66	0.03%
Reliable Medical Supply LLC (6)	First lien senior secured delayed draw term loan	S +	7.00%	12.50%	4/8/2025	75	(1)	(1)	0.00%
Reliable Medical Supply LLC	First lien senior secured revolving loan	S +	7.00%	12.52%	4/8/2025	138	117	117	0.06%
Reliable Medical Supply LLC	First lien senior secured term loan	S +	7.00%	12.50%	4/8/2025	928	912	918	0.46%
SCA Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.96%	1/20/2026	394	273	271	0.14%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
SCA Buyer, LLC	First lien senior secured revolving loan	S +	6.50%	11.97%	1/20/2026	133	104	103	0.05%
SCA Buyer, LLC	First lien senior secured term loan	S +	6.50%	11.96%	1/20/2026	753	738	736	0.37%
Spectrum Solutions, LLC (6)	First lien senior secured revolving loan	S +	6.00%	11.31%	3/5/2026	267	(4)	(38)	(0.02)%
Spectrum Solutions, LLC	First lien senior secured term loan	S +	6.00%	11.31%	3/5/2026	477	469	411	0.21%
							5,316	5,231	2.65%
Health care providers and services
Agility Intermediate, Inc.	First lien senior secured delayed draw term loan	S +	6.75%	12.06%	4/15/2026	$111	$109	$107	0.05%
Agility Intermediate, Inc.	First lien senior secured revolving loan	S +	6.75%	12.19%	4/15/2026	134	78	76	0.04%
Agility Intermediate, Inc.	First lien senior secured term loan	S +	6.75%	12.25%	4/15/2026	241	237	233	0.12%
Apex Dental Partners, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.96%	11/23/2025	555	452	454	0.23%
Apex Dental Partners, LLC	First lien senior secured revolving loan	S +	6.50%	11.96%	11/23/2025	150	93	93	0.05%
Apex Dental Partners, LLC	First lien senior secured term loan	S +	6.50%	11.96%	11/23/2025	619	610	613	0.31%
ASC Ortho Management, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.50%	12/31/2026	358	321	321	0.16%
ASC Ortho Management, LLC	First lien senior secured revolving loan	S +	6.00%	11.50%	12/31/2026	38	12	12	0.01%
ASC Ortho Management, LLC	First lien senior secured term loan	S +	6.00%	11.50%	12/31/2026	516	508	509	0.26%
ASP Global Acquisition, LLC	First lien senior secured delayed draw term loan	S +	6.50%	12.00%	1/21/2025	559	554	549	0.28%
ASP Global Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.50%	12.00%	1/21/2026	485	(6)	(9)	0.00%
ASP Global Acquisition, LLC	First lien senior secured term loan	S +	6.50%	12.00%	1/21/2026	2,416	2,387	2,373	1.18%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	6.50%	12.00%	12/14/2025	684	676	678	0.34%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	6.50%	12.08%	12/14/2025	149	147	147	0.07%
Beacon Oral Specialists Management LLC (6)	First lien senior secured revolving loan	S +	6.50%	12.00%	12/14/2025	188	(2)	(2)	0.00%
Beacon Oral Specialists Management LLC	First lien senior secured term loan	S +	6.50%	12.00%	12/14/2025	933	921	923	0.47%
Behavior Frontiers, LLC (6)(16)	First lien senior secured revolving loan	S +	7.50%	13.00%	5/21/2026	38	(1)	(2)	0.00%
Behavior Frontiers, LLC	First lien senior secured term loan	S +	7.50%	13.00%	5/21/2026	578	566	552	0.28%
Benefit Plan Administrators of Eau Claire, LLC	First lien senior secured delayed draw term loan	S +	5.50%	11.00%	6/7/2026	188	42	42	0.02%
Benefit Plan Administrators of Eau Claire, LLC (6)	First lien senior secured revolving loan	S +	5.50%	10.79%	6/7/2026	38	—	—	0.00%
Benefit Plan Administrators of Eau Claire, LLC	First lien senior secured term loan	S +	5.50%	10.79%	6/7/2026	820	809	810	0.41%
Brightview, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.22%	12/14/2026	107	47	47	0.02%
Brightview, LLC	First lien senior secured revolving loan	S +	6.00%	11.22%	12/14/2026	52	15	15	0.01%
Brightview, LLC	First lien senior secured term loan	S +	6.00%	11.22%	12/14/2026	689	679	684	0.35%
Canadian Orthodontic Partners Corp. (7)(6)	First lien senior secured delayed draw term loan	C +	7.00%	12.40%	3/19/2026	C$ 28	(1)	(1)	0.00%
Canadian Orthodontic Partners Corp. (7)	First lien senior secured delayed draw term loan	C +	7.00%	12.40%	3/19/2026	C$ 283	217	206	0.10%
Canadian Orthodontic Partners Corp. (7)	First lien senior secured revolving loan	S +	7.00%	12.50%	3/19/2026	112	108	108	0.05%
Canadian Orthodontic Partners Corp. (7)	First lien senior secured revolving loan	C +	7.00%	12.40%	3/19/2026	C$ 279	209	201	0.10%
Canadian Orthodontic Partners Corp. (7)	First lien senior secured term loan	C +	7.00%	12.40%	3/19/2026	C$ 233	179	170	0.09%
Change Academy at Lake of the Ozarks, LLC	First lien senior secured revolving loan	S +	5.50%	11.00%	8/2/2027	113	24	25	0.01%
Change Academy at Lake of the Ozarks, LLC	First lien senior secured term loan	S +	5.50%	10.89%	8/2/2027	1,773	1,743	1,746	0.89%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Community Care Partners, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.22%	6/10/2026	222	163	165	0.08%
Community Care Partners, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	11.22%	6/10/2026	19	—	—	0.00%
Community Care Partners, LLC	First lien senior secured revolving loan	P +	5.00%	13.25%	6/10/2026	75	63	63	0.03%
Community Care Partners, LLC	First lien senior secured term loan	S +	6.00%	11.22%	6/10/2026	949	939	942	0.48%
Dermatology Medical Partners OpCo, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.99%	10/29/2026	97	48	48	0.02%
Dermatology Medical Partners OpCo, LLC	First lien senior secured revolving loan	S +	6.50%	11.94%	10/29/2026	38	22	22	0.01%
Dermatology Medical Partners OpCo, LLC	First lien senior secured term loan	S +	6.50%	12.00%	10/29/2026	319	313	313	0.16%
EH Management Company, LLC	First lien senior secured revolving loan	S +	6.00%	11.50%	7/15/2026	38	22	22	0.01%
EH Management Company, LLC	First lien senior secured term loan	S +	6.00%	11.50%	7/15/2026	965	953	954	0.48%
Endodontic Practice Partners, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.66%	11/2/2027	374	287	287	0.15%
Endodontic Practice Partners, LLC	First lien senior secured revolving loan	S +	6.00%	11.22%	11/2/2027	38	3	3	0.00%
Endodontic Practice Partners, LLC	First lien senior secured term loan	S +	6.00%	11.46%	11/2/2027	658	646	648	0.33%
Geriatric Medical and Surgical Supply, LLC	First lien senior secured revolving loan	S +	6.00%	11.34%	12/21/2025	300	49	49	0.02%
Geriatric Medical and Surgical Supply, LLC	First lien senior secured term loan	S +	6.00%	11.50%	12/21/2025	912	900	901	0.46%
Golden Bear PT Partners, LLC	First lien senior secured delayed draw term loan	S +	7.75%	13.25%	10/22/2026	174	170	169	0.09%
Golden Bear PT Partners, LLC	First lien senior secured revolving loan	S +	7.75%	13.25%	10/22/2026	38	15	14	0.01%
Golden Bear PT Partners, LLC	First lien senior secured term loan	S +	7.75%	13.25%	10/22/2026	1,495	1,460	1,452	0.74%
Golden Bear PT Partners, LLC	First lien senior secured term loan	S +	12.00%	17.50%	10/22/2026	49	48	48	0.02%
Guardian Dentistry Practice Management, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.72%	8/20/2026	496	490	492	0.25%
Guardian Dentistry Practice Management, LLC (6)	First lien senior secured revolving loan	S +	6.50%	11.72%	8/20/2026	23	—	—	0.00%
Guardian Dentistry Practice Management, LLC	First lien senior secured term loan	S +	6.50%	11.72%	8/20/2026	518	509	513	0.26%
IPC Pain Acquisition, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.22%	5/19/2027	278	248	248	0.13%
IPC Pain Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.00%	11.22%	5/19/2027	25	—	—	0.00%
IPC Pain Acquisition, LLC	First lien senior secured term loan	S +	6.00%	11.22%	5/19/2027	176	174	174	0.09%
Network Partners Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	11.50%	12/30/2026	113	(2)	(1)	0.00%
Network Partners Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.00%	11.50%	12/30/2026	38	(1)	—	0.00%
Network Partners Acquisition, LLC	First lien senior secured term loan	S +	6.00%	11.50%	12/30/2026	390	384	385	0.20%
NH Kronos Buyer, Inc. (6)	First lien senior secured revolving loan	S +	6.25%	11.64%	11/1/2028	263	(7)	(6)	0.00%
NH Kronos Buyer, Inc.	First lien senior secured term loan	S +	6.25%	11.64%	11/1/2028	1,829	1,779	1,785	0.91%
Peak Dental Services, LLC	First lien senior secured delayed draw term loan	S +	6.75%	12.08%	12/31/2025	95	57	57	0.03%
Peak Dental Services, LLC	First lien senior secured delayed draw term loan	S +	6.75%	12.20%	12/31/2025	522	515	516	0.26%
Peak Dental Services, LLC	First lien senior secured revolving loan	S +	6.75%	12.21%	12/31/2025	133	131	131	0.07%
Peak Dental Services, LLC	First lien senior secured term loan	S +	6.75%	12.24%	12/31/2025	582	575	576	0.29%
Peak Investment Holdings, LLC (6)	First lien senior secured delayed draw term loan	S +	7.00%	12.50%	12/31/2025	113	(1)	(1)	0.00%
Peak Investment Holdings, LLC	First lien senior secured revolving loan	S +	7.00%	12.54%	12/31/2025	324	28	29	0.01%
Peak Investment Holdings, LLC	First lien senior secured term loan	S +	7.00%	12.50%	12/31/2025	1,216	1,199	1,202	0.61%
Pentec Acquisition Corp. (6)	First lien senior secured revolving loan	S +	6.00%	11.22%	10/8/2026	75	(1)	(1)	0.00%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Pentec Acquisition Corp.	First lien senior secured term loan	S +	6.00%	11.22%	10/8/2026	991	976	983	0.50%
Propio LS, LLC	First lien senior secured revolving loan	S +	5.50%	11.02%	8/2/2027	75	11	11	0.01%
Propio LS, LLC	First lien senior secured term loan	S +	5.50%	10.96%	8/2/2027	1,187	1,167	1,169	0.59%
Purpose Home Health Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	6.25%	11.71%	11/3/2027	150	(3)	(3)	0.00%
Purpose Home Health Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.25%	11.71%	11/3/2027	38	(1)	(1)	0.00%
Purpose Home Health Acquisition, LLC	First lien senior secured term loan	S +	6.25%	11.71%	11/3/2027	351	344	345	0.18%
Revival Animal Health, LLC	First lien senior secured revolving loan	S +	6.50%	12.00%	4/6/2026	131	43	43	0.02%
Revival Animal Health, LLC	First lien senior secured term loan	S +	6.50%	12.00%	4/6/2026	1,016	1,003	1,006	0.51%
RQM Buyer, Inc.	First lien senior secured delayed draw term loan	S +	5.75%	11.51%	8/12/2026	84	83	83	0.04%
RQM Buyer, Inc. (6)	First lien senior secured revolving loan	S +	5.75%	11.51%	8/12/2026	206	(3)	(1)	0.00%
RQM Buyer, Inc.	First lien senior secured term loan	S +	5.75%	11.51%	8/12/2026	1,736	1,712	1,726	0.87%
Sage Dental Management, LLC (6)	First lien senior secured revolving loan	S +	5.75%	11.04%	4/1/2024	75	—	—	0.00%
Sage Dental Management, LLC	First lien senior secured term loan	S +	5.75%	11.04%	4/1/2024	942	938	939	0.48%
SAMGI Buyer, Inc. (6)	First lien senior secured revolving loan	S +	5.50%	11.00%	4/14/2025	138	(2)	(1)	0.00%
SAMGI Buyer, Inc.	First lien senior secured term loan	S +	5.50%	11.00%	4/14/2025	716	708	710	0.36%
SCP ENT and Allergy Services, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.25%	9/25/2025	157	11	13	0.01%
SCP ENT and Allergy Services, LLC	First lien senior secured revolving loan	S +	6.00%	11.50%	9/25/2025	256	21	23	0.01%
SCP ENT and Allergy Services, LLC	First lien senior secured term loan	S +	6.00%	11.50%	9/25/2025	2,768	2,721	2,739	1.39%
Signature Dental Partners LLC	First lien senior secured delayed draw term loan	S +	6.25%	11.47%	10/29/2026	178	148	148	0.08%
Signature Dental Partners LLC	First lien senior secured revolving loan	S +	6.25%	11.47%	10/29/2026	38	19	19	0.01%
Signature Dental Partners LLC	First lien senior secured term loan	S +	6.25%	11.47%	10/29/2026	857	841	842	0.43%
Silver Falls MSO, LLC	First lien senior secured revolving loan	P +	5.75%	14.00%	8/30/2025	235	172	157	0.08%
Silver Falls MSO, LLC	First lien senior secured term loan	S +	6.75%	12.25%	8/30/2025	1,293	1,269	1,199	0.61%
SimiTree Acquisition LLC	First lien senior secured delayed draw term loan	S +	6.75%	12.06%	5/17/2026	887	865	870	0.44%
SimiTree Acquisition LLC (6)	First lien senior secured revolving loan	S +	6.75%	12.06%	5/17/2026	178	(3)	(2)	0.00%
SimiTree Acquisition LLC	First lien senior secured term loan	S +	6.75%	12.06%	5/17/2026	1,221	1,205	1,210	0.61%
SIMKO Merger Sub, LLC	First lien senior secured delayed draw term loan	S +	7.00%	12.50%	4/7/2027	187	63	63	0.03%
SIMKO Merger Sub, LLC	First lien senior secured revolving loan	S +	7.00%	12.31%	4/7/2027	56	5	5	0.00%
SIMKO Merger Sub, LLC	First lien senior secured term loan	S +	7.00%	12.50%	4/7/2027	653	641	642	0.33%
Southeast Primary Care Partners, LLC	First lien senior secured delayed draw term loan	S +	6.25%	11.75%	12/30/2025	520	489	490	0.25%
Southeast Primary Care Partners, LLC	First lien senior secured revolving loan	P +	5.25%	13.50%	12/30/2025	225	197	198	0.10%
Southeast Primary Care Partners, LLC	First lien senior secured term loan	S +	6.25%	11.75%	12/30/2025	858	844	846	0.43%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.50%	1/27/2026	78	77	78	0.04%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.50%	5/25/2024	112	94	94	0.05%
Southern Orthodontic Partners Management, LLC	First lien senior secured revolving loan	S +	6.00%	11.50%	1/27/2026	171	98	99	0.05%
Southern Orthodontic Partners Management, LLC	First lien senior secured term loan	S +	6.00%	11.50%	1/27/2026	1,348	1,330	1,340	0.68%
Southern Sports Medicine Partners, LLC	First lien senior secured revolving loan	S +	8.00%	13.50%	2/23/2027	60	24	23	0.01%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Southern Sports Medicine Partners, LLC	First lien senior secured term loan	S +	8.00%	13.50%	2/23/2027	668	658	640	0.32%
Varsity DuvaSawko Operating Corp. (6)	First lien senior secured revolving loan	S +	6.25%	11.72%	11/27/2024	474	(3)	(2)	0.00%
Varsity DuvaSawko Operating Corp.	First lien senior secured term loan	S +	6.25%	11.72%	11/27/2024	2,540	2,525	2,528	1.28%
Vital Care Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.25%	10.75%	10/19/2025	580	(5)	(4)	0.00%
Vital Care Buyer, LLC	First lien senior secured term loan	S +	5.25%	10.75%	10/19/2025	903	895	896	0.45%
Western Veterinary Partners, LLC	First lien senior secured delayed draw term loan	S +	6.25%	11.75%	10/29/2026	505	497	499	0.25%
Western Veterinary Partners, LLC (6)	First lien senior secured revolving loan	S +	6.25%	11.75%	10/29/2026	24	—	—	0.00%
Western Veterinary Partners, LLC	First lien senior secured term loan	S +	6.25%	11.75%	10/29/2026	1,309	1,287	1,294	0.66%
Beghou Consulting, LLC (6)	First lien senior secured revolving loan	S +	6.00%	11.50%	5/1/2028	60	(2)	(2)	0.00%
Beghou Consulting, LLC	First lien senior secured term loan	S +	6.00%	11.50%	5/1/2028	571	555	555	0.28%
Flourish Research Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	6.50%	11.81%	4/28/2025	56	(1)	(1)	0.00%
Flourish Research Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.50%	11.81%	4/28/2026	19	—	—	0.00%
Flourish Research Acquisition, LLC	First lien senior secured term loan	S +	6.50%	11.81%	4/28/2026	729	711	711	0.36%
H2 Holdco, Inc. (6)	First lien senior secured delayed draw term loan	S + 5.25% + 2.25% PIK		11.01%	5/5/2028	184	(5)	(5)	0.00%
H2 Holdco, Inc. (6)(17)	First lien senior secured revolving loan	S + 5.25% + 2.25% PIK		11.01%	5/5/2028	56	(2)	(2)	0.00%
H2 Holdco, Inc.	First lien senior secured term loan	S + 5.25% + 2.25% PIK		11.01%	5/5/2028	662	643	643	0.33%
IMA Group Management Company, LLC (6)	First lien senior secured delayed draw term loan	S +	6.25%	11.84%	6/30/2028	174	(5)	(5)	0.00%
IMA Group Management Company, LLC (6)	First lien senior secured revolving loan	S +	6.25%	11.84%	6/30/2028	35	(1)	(1)	0.00%
IMA Group Management Company, LLC	First lien senior secured term loan	S +	6.25%	11.84%	6/30/2028	868	844	844	0.43%
							50,609	50,572	25.66%
Health care technology
AHR Intermediate, Inc	First lien senior secured delayed draw term loan	S +	5.25%	10.60%	7/29/2027	$117	$86	$85	0.04%
AHR Intermediate, Inc	First lien senior secured revolving loan	S +	5.25%	10.75%	7/29/2027	150	13	14	0.01%
AHR Intermediate, Inc	First lien senior secured term loan	S +	5.25%	10.75%	7/29/2027	1,450	1,436	1,438	0.73%
Millennia Patient Services, LLC	First lien senior secured revolving loan	S +	6.50%	11.72%	3/8/2026	134	19	19	0.01%
Millennia Patient Services, LLC	First lien senior secured term loan	S +	6.50%	11.72%	3/8/2026	985	974	975	0.49%
							2,528	2,531	1.28%
Household durables
Storm Smart Buyer LLC (6)	First lien senior secured revolving loan	S +	6.00%	11.50%	4/5/2026	$131	$(2)	$(1)	0.00%
Storm Smart Buyer LLC	First lien senior secured term loan	S +	6.00%	11.50%	4/5/2026	903	892	893	0.45%
Trademark Global, LLC	First lien senior secured revolving loan	S +	7.50%	12.81%	7/30/2024	115	78	73	0.04%
Trademark Global, LLC	First lien senior secured term loan	S +	7.50%	12.81%	7/30/2024	1,853	1,837	1,749	0.89%
							2,805	2,714	1.38%
Industrial Conglomerates
Hultec Buyer, LLC	First lien senior secured revolving loan	S +	6.25%	11.45%	3/31/2029	$90	$6	$7	0.00%
Hultec Buyer, LLC	First lien senior secured term loan	S +	6.25%	11.65%	3/31/2029	549	533	534	0.27%
							539	541	0.27%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Internet and direct marketing retail
Aquatic Sales Solutions, LLC	First lien senior secured revolving loan	L +	6.50%	12.39%	12/18/2025	$188	$180	$179	0.09%
Aquatic Sales Solutions, LLC	First lien senior secured term loan	S +	7.00%	12.39%	12/18/2025	2,502	2,460	2,452	1.24%
DealerOn Inc. (6)	First lien senior secured revolving loan	S +	5.50%	10.72%	11/19/2024	314	(2)	(1)	0.00%
DealerOn Inc.	First lien senior secured term loan	S +	5.50%	10.72%	11/19/2024	1,556	1,544	1,550	0.79%
							4,182	4,180	2.12%
IT services
E-Phoenix Acquisition Co. Inc.	First lien senior secured term loan	S +	5.75%	11.14%	6/23/2027	$1,423	$1,410	$1,412	0.71%
FreshAddress, LLC (6)	First lien senior secured revolving loan	S +	5.50%	10.89%	10/5/2025	30	—	—	0.00%
FreshAddress, LLC	First lien senior secured term loan	S +	5.50%	10.89%	10/5/2025	1,681	1,666	1,667	0.85%
Icreon Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.50%	12.00%	10/26/2027	23	—	—	0.00%
Icreon Holdings, LLC	First lien senior secured term loan	S +	6.50%	12.00%	10/26/2027	365	357	358	0.18%
P and R Dental Strategies, LLC (6)	First lien senior secured revolving loan	S +	6.00%	11.22%	12/22/2026	23	—	—	0.00%
P and R Dental Strategies, LLC	First lien senior secured term loan	S +	6.00%	11.22%	12/22/2026	650	641	642	0.33%
							4,074	4,079	2.07%
Leisure equipment and products
MacNeill Pride Group Corp.	First lien senior secured delayed draw term loan	S +	6.50%	12.00%	4/22/2026	$422	$374	$375	0.19%
MacNeill Pride Group Corp. (6)	First lien senior secured revolving loan	S +	6.50%	12.00%	4/22/2026	287	(2)	(1)	0.00%
MacNeill Pride Group Corp.	First lien senior secured term loan	S +	0.065	12.00%	4/22/2026	862	857	859	0.0044
Champion Motorsports Group, LLC (6)	First lien senior secured revolving loan	S +	6.25%	11.75%	10/8/2026	56	(1)	(1)	0.00%
Champion Motorsports Group, LLC	First lien senior secured term loan	S +	6.25%	11.75%	10/8/2026	1,680	1,654	1,654	0.83%
							2,882	2,886	1.46%
Leisure products
PHGP MB Purchaser, Inc. (6)	First lien senior secured delayed draw term loan	S +	6.00%	11.50%	5/27/2027	$113	$(1)	$(1)	0.00%
PHGP MB Purchaser, Inc.	First lien senior secured revolving loan	S +	6.00%	11.50%	5/20/2027	75	12	12	0.01%
PHGP MB Purchaser, Inc.	First lien senior secured term loan	S +	6.00%	11.50%	5/20/2027	1,098	1,080	1,082	0.54%
							1,091	1,093	0.55%
Life sciences tools and services
Aptitude Health Holdings, LLC (6)	First lien senior secured revolving loan	S +	5.25%	10.75%	5/3/2026	$267	$(3)	$(3)	0.00%
Aptitude Health Holdings, LLC	First lien senior secured term loan	S +	5.25%	10.75%	5/3/2026	1,095	1,081	1,083	0.55%
							1,078	1,080	0.55%
Machinery
Abrasive Technology Intermediate, LLC	First lien senior secured revolving loan	L +	5.75%	11.12%	4/30/2026	$173	$85	$85	0.04%
Abrasive Technology Intermediate, LLC	First lien senior secured term loan	L +	5.75%	10.98%	4/30/2026	931	919	920	0.47%
DNS IMI Acquisition Corp (6)	First lien senior secured delayed draw term loan	S +	5.75%	11.14%	11/23/2026	75	(1)	(1)	0.00%
DNS IMI Acquisition Corp (6)	First lien senior secured revolving loan	S +	5.75%	11.14%	11/23/2026	56	(1)	(1)	0.00%
DNS IMI Acquisition Corp	First lien senior secured term loan	S +	5.75%	11.14%	11/23/2026	1,640	1,617	1,619	0.82%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Double E Company, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	11.39%	6/21/2028	49	—	—	0.00%
Double E Company, LLC	First lien senior secured revolving loan	S +	6.00%	11.32%	6/21/2028	66	28	28	0.01%
Double E Company, LLC	First lien senior secured term loan	S +	6.00%	11.39%	6/21/2028	1,044	1,035	1,038	0.53%
							3,682	3,688	1.87%
Media
ALM Media, LLC (6)(18)	First lien senior secured revolving loan	S +	6.00%	11.39%	11/25/2024	$971	$(6)	$(3)	0.00%
ALM Media, LLC	First lien senior secured term loan	S +	6.00%	11.39%	11/25/2024	2,387	2,366	2,377	1.22%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	6.50%	12.00%	12/9/2026	224	220	219	0.11%
Exclusive Concepts, LLC (6)	First lien senior secured revolving loan	S +	6.50%	12.00%	12/9/2026	23	—	(1)	0.00%
Exclusive Concepts, LLC	First lien senior secured term loan	S +	6.50%	12.00%	12/9/2026	623	613	609	0.31%
Infolinks Media Buyco, LLC	First lien senior secured delayed draw term loan	S +	5.50%	10.70%	11/1/2026	39	23	23	0.01%
Infolinks Media Buyco, LLC (6)	First lien senior secured revolving loan	S +	5.50%	10.70%	11/1/2026	38	(1)	—	0.00%
Infolinks Media Buyco, LLC	First lien senior secured term loan	S +	5.50%	10.70%	11/1/2026	1,146	1,130	1,132	0.57%
The Channel Company, LLC	First lien senior secured revolving loan	S +	5.50%	11.00%	11/1/2027	62	44	44	0.02%
The Channel Company, LLC	First lien senior secured term loan	S +	5.50%	11.00%	11/1/2027	2,335	2,303	2,312	1.17%
							6,692	6,712	3.41%
Metals and mining
Copperweld Group, Inc.	First lien senior secured revolving loan	S +	6.00%	11.41%	3/31/2026	$462	$116	$120	0.06%
Copperweld Group, Inc.	First lien senior secured term loan	S +	6.00%	11.50%	3/31/2026	2,273	2,234	2,259	1.15%
							2,350	2,379	1.21%
Personal products
Cosmetic Solutions, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.81%	10/17/2025	$362	$358	$350	0.18%
Cosmetic Solutions, LLC (6)	First lien senior secured revolving loan	S +	6.50%	11.81%	10/17/2025	344	(4)	(12)	(0.01)%
Cosmetic Solutions, LLC	First lien senior secured term loan	S +	6.50%	11.81%	10/17/2025	2,770	2,736	2,676	1.36%
							3,090	3,014	1.53%
Pharmaceuticals
Bio Agri Mix Holdings Inc. (7)(6)	First lien senior secured revolving loan	C +	5.75%	11.15%	7/23/2026	$30	$—	$—	0.00%
Bio Agri Mix Holdings Inc. (7)(6)	First lien senior secured revolving loan	C +	5.75%	11.15%	7/23/2026	C$ 75	(1)	(1)	0.00%
Bio Agri Mix Holdings Inc. (7)	First lien senior secured term loan	C +	5.75%	11.15%	7/23/2026	C$ 1238	971	923	0.47%
Formulated Buyer, LLC	First lien senior secured delayed draw term loan	L +	5.25%	10.70%	9/22/2026	299	166	166	0.08%
Formulated Buyer, LLC	First lien senior secured revolving loan	L +	5.25%	10.68%	9/22/2026	188	35	35	0.02%
Formulated Buyer, LLC	First lien senior secured term loan	S +	5.25%	10.75%	9/22/2026	458	452	452	0.23%
							1,623	1,575	0.80%
Professional services
Stax Holding Company, LLC (6)(19)	First lien senior secured revolving loan	S +	5.00%	10.53%	10/29/2026	$60	$(1)	$(1)	0.00%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Stax Holding Company, LLC	First lien senior secured term loan	S +	5.00%	10.53%	10/29/2026	813	804	806	0.41%
							803	805	0.41%
Real estate management and development
BBG Intermediate Holdings, Inc. (20)	First lien senior secured revolving loan	S +	6.50%	12.03%	1/8/2026	$233	$226	$210	0.11%
BBG Intermediate Holdings, Inc.	First lien senior secured term loan	S +	6.50%	11.81%	1/8/2026	1,875	1,852	1,726	0.87%
MetaSource, LLC (6)	First lien senior secured delayed draw term loan	S +	6.25%	11.47%	5/17/2027	49	—	—	0.00%
MetaSource, LLC	First lien senior secured revolving loan	S +	6.25%	11.47%	5/17/2027	75	29	30	0.02%
MetaSource, LLC	First lien senior secured term loan	S +	6.25%	11.47%	5/17/2027	931	924	926	0.47%
							3,031	2,892	1.47%
Semiconductors and semiconductor equipment
Altamira Material Solutions, LP (6)	First lien senior secured revolving loan	S +	5.50%	10.90%	9/2/2026	$45	$(1)	$(1)	0.00%
Altamira Material Solutions, LP	First lien senior secured term loan	S +	5.50%	10.90%	9/2/2026	718	707	709	0.36%
							706	708	0.36%
Software
Affinitiv, Inc. (6)	First lien senior secured revolving loan	S +	6.00%	11.50%	8/26/2024	$248	$(1)	$(1)	0.00%
Affinitiv, Inc.	First lien senior secured term loan	S +	6.00%	11.50%	8/26/2024	2,254	2,237	2,244	1.14%
ShiftKey, LLC (6)	First lien senior secured revolving loan	S +	5.75%	11.25%	6/21/2027	110	(1)	(1)	0.00%
ShiftKey, LLC	First lien senior secured term loan	S +	5.75%	11.25%	6/21/2027	3,721	3,698	3,697	1.87%
							5,933	5,939	3.01%
Specialty retail
Dykstra's Auto, LLC	First lien senior secured delayed draw term loan	S +	5.75%	11.19%	10/22/2026	$185	$183	$183	0.09%
Dykstra's Auto, LLC	First lien senior secured revolving loan	S +	5.75%	11.23%	10/22/2026	38	9	9	0.00%
Dykstra's Auto, LLC	First lien senior secured term loan	S +	5.75%	11.25%	10/22/2026	489	481	482	0.24%
Kaizen Auto Care, LLC	First lien senior secured delayed draw term loan	S +	6.50%	12.00%	12/22/2023	223	219	219	0.11%
Kaizen Auto Care, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.95%	12/22/2026	224	220	221	0.11%
Kaizen Auto Care, LLC	First lien senior secured revolving loan	S +	6.50%	12.00%	12/22/2026	38	29	29	0.01%
Kaizen Auto Care, LLC	First lien senior secured term loan	S +	6.50%	12.00%	12/22/2026	856	841	843	0.43%
Leonard Group, Inc. (6)	First lien senior secured revolving loan	S +	6.00%	11.50%	2/26/2026	234	(5)	(1)	0.00%
Leonard Group, Inc.	First lien senior secured term loan	S +	6.00%	11.50%	2/26/2026	1,559	1,543	1,550	0.80%
Pink Lily Holdings, LLC (6)	First lien senior secured revolving loan	S +	7.00%	12.20%	11/16/2027	63	(1)	(1)	0.00%
Pink Lily Holdings, LLC	First lien senior secured term loan	S +	7.00%	12.20%	11/16/2027	1,239	1,219	1,209	0.62%
Soccer Post Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.50%	11.00%	6/30/2027	37	35	35	0.02%
Soccer Post Acquisition, LLC	First lien senior secured revolving loan	S +	5.50%	11.00%	6/30/2027	38	4	4	0.00%
Soccer Post Acquisition, LLC	First lien senior secured term loan	S +	5.50%	11.00%	6/30/2027	702	692	693	0.35%
							5,469	5,475	2.78%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Trading companies and distributors
AFC Industries, Inc.	First lien senior secured delayed draw term loan	S +	6.25%	11.49%	4/9/2027	$127	$127	$124	0.06%
AFC Industries, Inc.	First lien senior secured delayed draw term loan	S +	6.25%	11.53%	4/9/2027	106	103	103	0.05%
AFC Industries, Inc.	First lien senior secured delayed draw term loan	S +	6.25%	11.68%	4/9/2027	106	83	84	0.04%
AFC Industries, Inc.	First lien senior secured delayed draw term loan	S +	6.25%	11.45%	4/9/2027	350	347	342	0.17%
AFC Industries, Inc. (21)	First lien senior secured revolving loan	S +	6.25%	11.48%	10/9/2026	156	73	71	0.04%
AFC Industries, Inc.	First lien senior secured term loan	S +	6.25%	11.63%	4/9/2027	858	846	837	0.42%
Banner Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.95%	10/31/2025	566	563	565	0.29%
Banner Buyer, LLC	First lien senior secured revolving loan	S +	5.75%	10.95%	10/31/2025	370	71	72	0.04%
Banner Buyer, LLC	First lien senior secured term loan	S +	5.75%	10.95%	10/31/2025	1,364	1,353	1,357	0.69%
Empire Equipment Company, LLC	First lien senior secured revolving loan	S +	5.50%	10.72%	1/17/2025	439	91	91	0.05%
Empire Equipment Company, LLC	First lien senior secured term loan	S +	5.50%	10.72%	1/17/2025	1,544	1,531	1,533	0.78%
Montway LLC	First lien senior secured delayed draw term loan	S +	6.25%	11.54%	11/4/2025	672	663	664	0.34%
Montway LLC (6)	First lien senior secured revolving loan	S +	6.25%	12.01%	11/4/2025	150	(2)	(2)	0.00%
Montway LLC	First lien senior secured term loan	S +	6.25%	12.01%	11/4/2025	712	702	703	0.36%
Triad Technologies, LLC (6)	First lien senior secured revolving loan	S +	6.00%	11.15%	6/8/2026	332	(5)	(5)	0.00%
Triad Technologies, LLC	First lien senior secured term loan	S +	6.00%	11.15%	6/8/2026	1,348	1,323	1,328	0.67%
American Equipment Systems LLC	First lien senior secured delayed draw term loan	S +	6.00%	11.72%	11/5/2026	38	37	37	0.02%
American Equipment Systems LLC	First lien senior secured term loan	S +	6.00%	11.50%	11/5/2026	321	313	313	0.16%
							8,219	8,217	4.18%
Water utilities
Diamondback Buyer, LLC	First lien senior secured revolving loan	S +	5.50%	11.00%	7/22/2026	$75	$37	$37	0.02%
Diamondback Buyer, LLC	First lien senior secured term loan	S +	5.50%	11.01%	7/22/2026	1,195	1,176	1,182	0.60%
							1,213	1,219	0.62%
Total non-controlled/non-affiliated senior secured debt							$178,591	$177,151	89.88%

Non-controlled/non-affiliated sponsor subordinated notes
Trading companies and distributors
Empire Equipment Company, LLC	Sponsor subordinated note		19.50% PIK	19.50%	7/17/2025		$11	$12	0.01%
Total non-controlled/non-affiliated sponsor subordinated notes							$11	$12	0.01%
Total non-controlled/non-affiliated investments							$178,602	$177,163	89.89%

Non-controlled/affiliated investments
Multisector holdings

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread(5)	Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Twin Brook Equity Holdings, LLC (22) (23) (24)	Equity - 1.65% membership interest					$7,228	$9,065	4.60%
Twin Brook Segregated Equity Holdings, LLC (22) (23) (24)	Equity - 2.11% membership interest					14	19	0.01%
Total non-controlled/affiliated investments						$7,242	$9,084	4.61%
Total investments						$185,844	$186,247	94.50%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)

(1)	Unless otherwise indicated, all investments are considered Level 3 investments. Amounts shown in thousands for principal/par amount, amortized cost and fair value.
(2)	Unless otherwise indicated, all investments represent co-investments made with the Company’s affiliates in accordance with the terms of the exemptive relief that the Company received from the U.S. Securities and Exchange Commission. Refer to Note 6 for further information.
(3)	Principal/par amount is denominated in U.S. Dollars (“$”) unless otherwise noted, Canadian Dollars (“C$”).
(4)	The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
(5)
Unless otherwise indicated, the interest rate on the principal balance outstanding for all floating rate loans is indexed to the London Interbank Offered Rate (“LIBOR” or “L”), the Term Secured Overnight Financing Rate (“Term SOFR” or S”) and/or an alternate base rate (e.g. prime rate (“P”)), which typically resets semiannually, quarterly, or monthly at the borrower’s option. The applicable base rate may be subject to a floor. The borrower may also elect to have multiple interest reset periods for each loan. For each of these loans, the applicable margin has been provided over Term SOFR based on each respective credit agreement. As of June 30, 2023, the reference rates for the floating rate loans were the 3 Month L of 5.53%, 3 Month CDOR of 5.40%, Term SOFR of 5.09% and the Prime Rate of 8.25%.

(6)
Represents revolvers and delayed draw term loans where the entire balance is unfunded as of June 30, 2023. The negative fair value is a result of the commitment being valued below par. Refer to Note 8 for further information.

(7)
Represents investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of June 30, 2023, non-qualifying assets (foreign investments and derivative contracts) represented approximately 4.62% of the total assets of the Company.

(8)	Principal balance includes reserve for letter of credit of $1,875 on which the borrower pays 5.75%.
(9)	Principal balance includes reserve for letter of credit of $190 on which the borrower pays 7.00%.
(10)	Principal balance includes reserve for letter of credit of $10,663 on which the borrower pays 5.50%.
(11)	Principal balance includes reserve for letter of credit of $2,145 on which the borrower pays 6.75%.
(12)	Principal balance includes reserve for letter of credit of $9,735 on which the borrower pays 6.00%.
(13)	Principal balance includes reserve for letter of credit of $2,851 on which the borrower pays 6.25%.
(14)	Principal balance includes reserve for letter of credit of $3,930 on which the borrower pays 7.00%.
(15)	Principal balance includes reserve for letter of credit of $3,438 on which the borrower pays 6.00%.
(16)	Principal balance includes reserve for letter of credit of $5,410 on which the borrower pays 7.50%.
(17)	Principal balance includes reserve for letter of credit of $4,838 on which the borrower pays 5.25%.
(18)	Principal balance includes reserve for letter of credit of $141,677 on which the borrower pays 0.00%.
(19)	Principal balance includes reserve for letter of credit of $2,248 on which the borrower pays 5.00%.
(20)	Principal balance includes reserve for letter of credit of $3,517 on which the borrower pays 6.50%.
(21)	Principal balance includes reserve for letter of credit of $6,240 on which the borrower pays 6.25%.
(22)	As a practical expedient, the Company uses net asset value (“NAV”) to determine the fair value of this investment. Consistent with FASB guidance under ASC 820, these investments are excluded from the hierarchical levels. This represents an investment in an affiliated fund.
(23)
Securities exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of June 30, 2023, the aggregate fair value of these securities is $9,084 or 4.61% of the Company's net assets. The “restricted securities”, Twin Brook Equity Holdings, LLC and Twin Brook Segregated Equity Holdings, LLC were purchased on April 30, 2021 and May 5, 2021, respectively.

(24)	Non-income producing investment.

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of June 30, 2023
(Amounts in thousands)
(Unaudited)
Foreign currency forward contracts

Counterparty	Currency Purchased	Currency Sold	Settlement	Unrealized Appreciation/ (Depreciation)
Wells Fargo Bank, National Association	USD 1,427	CAD 1,926	10/13/2023	$(29)
Total				$(29)

Currency Abbreviations:
USD - U.S. Dollar
CAD - Canadian Dollar

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Investments
Non-controlled/non-affiliated senior secured debt
Aerospace and defense
Mattco Forge, Inc. (6)	First lien senior secured revolving loan	L +	6.25%	10.42%	12/6/2024	$506	$(5)	$(11)	(0.01)%
Mattco Forge, Inc.	First lien senior secured term loan	L +	6.25%	10.42%	12/6/2024	2,168	2,142	2,119	1.08%
							2,137	2,108	1.07%
Air freight and logistics
Load One Purchaser Corporation (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.84%	6/21/2028	$150	$(3)	$(2)	—%
Load One Purchaser Corporation	First lien senior secured revolving loan	S +	6.00%	10.84%	6/21/2028	75	6	6	—%
Load One Purchaser Corporation	First lien senior secured term loan	S +	6.00%	10.84%	6/21/2028	810	795	797	0.41%
							798	801	0.41%
Auto components
AvCarb, LLC	First lien senior secured delayed draw term loan	L +	6.00%	10.57%	11/12/2026	$665	$222	$222	0.11%
AvCarb, LLC	First lien senior secured revolving loan	L +	6.00%	10.17%	11/12/2026	38	3	3	—%
AvCarb, LLC	First lien senior secured term loan	L +	6.00%	10.17%	11/12/2026	495	486	487	0.25%
CCG Acquisition, Inc. (6)	First lien senior secured revolving loan	S +	6.00%	10.84%	5/17/2027	19	—	—	—%
CCG Acquisition, Inc.	First lien senior secured term loan	S +	6.00%	10.84%	5/17/2027	425	419	420	0.21%
Raneys, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.59%	6/7/2027	38	(1)	(1)	—%
Raneys, LLC	First lien senior secured term loan	S +	5.75%	10.59%	6/7/2027	453	444	445	0.23%
Vehicle Accessories, Inc. (6)	First lien senior secured revolving loan	P +	4.50%	12.00%	11/30/2026	38	—	—	—%
Vehicle Accessories, Inc.	First lien senior secured term loan	S +	5.50%	10.34%	11/30/2026	1,666	1,655	1,659	0.85%
							3,228	3,235	1.65%
Chemicals
AM Buyer, LLC (6)	First lien senior secured revolving loan	S +	6.75%	11.59%	5/1/2025	$111	$(1)	$(1)	—%
AM Buyer, LLC	First lien senior secured term loan	S +	6.75%	11.59%	5/1/2025	474	467	469	0.24%
Answer Acquisition, LLC (6)	First lien senior secured revolving loan	L +	5.50%	10.23%	12/30/2026	38	(1)	(1)	—%
Answer Acquisition, LLC	First lien senior secured term loan	L +	5.50%	10.23%	12/30/2026	1,699	1,671	1,673	0.86%
Custom Agronomics Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.50%	11.34%	8/26/2027	45	(1)	(1)	—%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	11.34%	8/26/2027	236	231	232	0.12%
SASE Company, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.19%	11/15/2026	38	(1)	(1)	—%
SASE Company, LLC	First lien senior secured term loan	S +	5.75%	10.19%	11/15/2026	1,615	1,588	1,592	0.81%
Teel Plastics, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.44%	1/24/2025	324	(3)	(1)	—%
Teel Plastics, LLC	First lien senior secured term loan	S +	5.00%	9.44%	1/24/2025	1,787	1,767	1,779	0.91%
USALCO, LLC	First lien senior secured revolving loan	L +	6.00%	10.38%	10/19/2026	100	42	42	0.02%
USALCO, LLC	First lien senior secured term loan	L +	6.00%	10.73%	10/19/2027	1,884	1,867	1,872	0.96%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
							7,626	7,654	3.92%
Commercial services and supplies
Alliance Environmental Group, LLC	First lien senior secured delayed draw term loan	L +	6.00%	11.15%	12/30/2027	$75	$53	$53	0.03%
Alliance Environmental Group, LLC	First lien senior secured revolving loan	L +	6.00%	10.47%	12/30/2027	38	35	35	0.02%
Alliance Environmental Group, LLC	First lien senior secured term loan	L +	6.00%	11.15%	12/30/2027	1,451	1,426	1,428	0.73%
Edko Acquisition, LLC (8)	First lien senior secured revolving loan	S +	6.00%	10.84%	6/25/2026	38	3	3	—%
Edko Acquisition, LLC	First lien senior secured term loan	S +	5.75%	10.59%	6/25/2026	1,139	1,122	1,124	0.57%
Franchise Fastlane, LLC (6)	First lien senior secured revolving loan	S +	5.50%	10.38%	5/2/2027	15	—	—	—%
Franchise Fastlane, LLC	First lien senior secured term loan	S +	5.50%	10.38%	5/2/2027	1,170	1,149	1,151	0.59%
Gold Medal Holdings, Inc. (9)	First lien senior secured revolving loan	S +	7.00%	11.74%	3/17/2027	50	23	23	0.01%
Gold Medal Holdings, Inc.	First lien senior secured term loan	S +	7.00%	11.84%	3/17/2027	722	713	716	0.37%
Green Monster Acquisition, LLC (6)	First lien senior secured revolving loan	L +	5.50%	10.23%	12/28/2026	38	(1)	(1)	—%
Green Monster Acquisition, LLC	First lien senior secured term loan	L +	5.50%	10.23%	12/28/2026	1,176	1,157	1,158	0.59%
HLSG Intermediate, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.03%	3/31/2028	96	94	95	0.05%
HLSG Intermediate, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.94%	3/31/2028	60	(1)	(1)	—%
HLSG Intermediate, LLC	First lien senior secured term loan	S +	6.50%	10.94%	3/31/2028	1,004	993	995	0.51%
Nimlok Company, LLC (6)(10)	First lien senior secured revolving loan	S +	5.50%	10.16%	11/27/2024	320	(3)	(4)	—%
Nimlok Company, LLC	First lien senior secured term loan	S +	5.50%	10.16%	11/27/2025	2,678	2,641	2,645	1.35%
Steel City Wash, LLC	First lien senior secured delayed draw term loan	S +	6.25%	11.09%	12/27/2026	143	141	141	0.07%
Steel City Wash, LLC	First lien senior secured revolving loan	S +	6.25%	10.90%	12/27/2026	38	15	15	0.01%
Steel City Wash, LLC	First lien senior secured term loan	S +	6.25%	11.09%	12/27/2026	794	781	783	0.40%
							10,341	10,359	5.30%
Construction and engineering
BCI Burke Holding Corp.	First lien senior secured delayed draw term loan	L +	5.50%	9.70%	12/14/2027	$131	$24	$24	0.01%
BCI Burke Holding Corp. (6)	First lien senior secured revolving loan	L +	5.50%	10.23%	12/14/2027	79	(1)	(1)	—%
BCI Burke Holding Corp.	First lien senior secured term loan	L +	5.50%	10.23%	12/14/2027	874	863	865	0.44%
CPS HVAC Group, LLC	First lien senior secured delayed draw term loan	L +	6.75%	11.37%	12/15/2026	150	32	32	0.02%
CPS HVAC Group, LLC (11)	First lien senior secured revolving loan	L +	6.75%	11.90%	12/15/2026	38	8	8	—%
CPS HVAC Group, LLC	First lien senior secured term loan	L +	6.75%	11.90%	12/15/2026	272	268	268	0.14%
Domino Equipment Company, LLC (6)	First lien senior secured revolving loan	S +	6.25%	11.13%	4/1/2026	79	(1)	(1)	—%
Domino Equipment Company, LLC	First lien senior secured term loan	S +	6.25%	11.13%	4/1/2026	575	565	566	0.29%
Highland Acquisition, Inc. (6)	First lien senior secured revolving loan	S +	5.50%	10.34%	3/9/2027	30	(1)	—	—%
Highland Acquisition, Inc.	First lien senior secured term loan	S +	5.50%	10.34%	3/9/2027	937	921	922	0.47%
Rose Paving, LLC	First lien senior secured revolving loan	S +	5.75%	10.57%	11/7/2028	94	50	50	0.03%
Rose Paving, LLC	First lien senior secured term loan	S +	5.75%	10.55%	11/7/2028	751	732	732	0.37%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
							3,460	3,465	1.77%
Containers and packaging
Bulk Lift International, LLC (6)(7)	First lien senior secured revolving loan	S +	6.75%	11.28%	11/15/2027	$38	$(1)	$(1)	—%
Bulk Lift International, LLC (7)	First lien senior secured term loan	S +	6.75%	11.28%	11/15/2027	258	252	252	0.13%
Innovative FlexPak, LLC	First lien senior secured revolving loan	S +	7.00%	11.36%	1/23/2025	627	464	325	0.17%
Innovative FlexPak, LLC	First lien senior secured term loan	S +	7.00%	11.44%	1/23/2025	2,616	2,574	1,998	1.00%
MRC Keeler Acquisition, LLC	First lien senior secured delayed draw term loan	L +	5.75%	10.48%	12/4/2025	75	74	74	0.04%
MRC Keeler Acquisition, LLC	First lien senior secured revolving loan	L +	5.75%	10.07%	12/4/2025	150	73	73	0.04%
MRC Keeler Acquisition, LLC	First lien senior secured term loan	L +	5.75%	10.48%	12/4/2025	952	940	941	0.48%
Vanguard Packaging, LLC	First lien senior secured revolving loan	L +	5.00%	9.66%	8/9/2024	535	51	50	0.03%
Vanguard Packaging, LLC	First lien senior secured term loan	L +	5.00%	9.73%	8/9/2024	1,193	1,186	1,185	0.61%
							5,613	4,897	2.50%
Distributors
RTP Acquisition, LLC	First lien senior secured revolving loan	S +	6.25%	10.69%	8/17/2026	$38	$3	$3	—%
RTP Acquisition, LLC	First lien senior secured term loan	S +	6.25%	10.69%	8/17/2026	918	902	905	0.46%
							905	908	0.46%
Diversified consumer services
50Floor, LLC (6)	First lien senior secured revolving loan	L +	6.25%	10.98%	12/31/2025	$199	$(2)	$(2)	—%
50Floor, LLC	First lien senior secured term loan	L +	6.25%	10.98%	12/31/2026	953	939	941	0.48%
ACES Intermediate, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.63%	7/27/2027	150	(3)	(3)	—%
ACES Intermediate, LLC	First lien senior secured term loan	S +	5.75%	10.63%	7/27/2027	1,887	1,851	1,856	0.95%
Groundworks Operations, LLC	First lien senior secured delayed draw term loan	L +	4.75%	9.48%	1/17/2026	1,866	1,814	1,821	0.93%
Groundworks Operations, LLC (6)	First lien senior secured revolving loan	L +	4.75%	9.48%	1/17/2026	387	(4)	(2)	—%
Groundworks Operations, LLC	First lien senior secured term loan	L +	4.75%	9.48%	1/17/2026	2,479	2,449	2,463	1.26%
Home Brands Group Holdings, Inc. (6)	First lien senior secured revolving loan	L +	4.75%	9.16%	11/8/2026	48	(1)	(1)	—%
Home Brands Group Holdings, Inc.	First lien senior secured term loan	L +	4.75%	9.16%	11/8/2026	1,900	1,867	1,873	0.96%
ISSA, LLC (6)	First lien senior secured revolving loan	S +	6.25%	11.09%	3/1/2027	131	(2)	(2)	—%
ISSA, LLC	First lien senior secured term loan	S +	6.25%	11.09%	3/1/2027	922	906	908	0.46%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	L +	6.00%	11.14%	12/29/2026	88	69	69	0.04%
Juniper Landscaping Holdings LLC (12)	First lien senior secured revolving loan	L +	6.00%	10.54%	12/29/2026	44	10	11	0.01%
Juniper Landscaping Holdings LLC	First lien senior secured term loan	L +	6.00%	11.15%	12/29/2026	1,314	1,295	1,297	0.66%
Kalkomey Enterprises, LLC (6)	First lien senior secured revolving loan	L +	6.75%	11.48%	4/24/2025	77	(1)	(1)	—%
Kalkomey Enterprises, LLC	First lien senior secured term loan	L +	6.75%	11.48%	4/24/2026	1,050	1,033	1,037	0.53%
PPW Acquisition, LLC	First lien senior secured revolving loan	L +	6.25%	10.85%	9/30/2026	38	37	37	0.02%
PPW Acquisition, LLC	First lien senior secured term loan	L +	6.25%	10.98%	9/30/2026	605	595	596	0.30%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.84%	3/23/2026	1,069	658	659	0.34%
United Land Services Opco Parent, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.84%	3/23/2026	188	(4)	(3)	—%
United Land Services Opco Parent, LLC	First lien senior secured revolving loan	S +	6.00%	10.44%	3/23/2026	150	37	38	0.02%
United Land Services Opco Parent, LLC	First lien senior secured term loan	S +	6.00%	10.84%	3/23/2026	303	298	298	0.15%
Yard-Nique, Inc (6)	First lien senior secured delayed draw term loan	S +	6.00%	9.71%	4/30/2026	150	(2)	(2)	—%
Yard-Nique, Inc	First lien senior secured revolving loan	S +	5.00%	8.71%	4/30/2026	19	5	5	—%
Yard-Nique, Inc	First lien senior secured term loan	S +	6.00%	9.71%	4/30/2026	405	400	401	0.21%
							14,244	14,294	7.32%
Electrical equipment
AEP Passion Intermediate Holdings, Inc.	First lien senior secured delayed draw term loan	L +	5.50%	9.88%	10/5/2027	$71	$42	$42	0.02%
AEP Passion Intermediate Holdings, Inc.	First lien senior secured revolving loan	L +	5.50%	9.88%	10/5/2027	48	28	28	0.01%
AEP Passion Intermediate Holdings, Inc.	First lien senior secured term loan	L +	5.50%	9.91%	10/5/2027	1,281	1,265	1,267	0.65%
							1,335	1,337	0.68%
Electronic equipment, instruments and components
Advanced Lighting Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.00%	9.44%	11/22/2025	$324	$(3)	$(1)	—%
Advanced Lighting Acquisition, LLC	First lien senior secured term loan	S +	5.00%	9.44%	11/22/2025	1,133	1,120	1,131	0.58%
ITSavvy LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	8.76%	8/8/2028	75	(1)	(1)	—%
ITSavvy LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.68%	8/8/2028	38	—	—	—%
ITSavvy LLC	First lien senior secured term loan	S +	5.25%	8.76%	8/8/2028	676	670	671	0.34%
Nelson Name Plate Company	First lien senior secured delayed draw term loan	L +	5.50%	10.23%	10/18/2026	119	102	102	0.05%
Nelson Name Plate Company	First lien senior secured revolving loan	L +	5.50%	10.23%	10/18/2026	90	15	15	0.01%
Nelson Name Plate Company	First lien senior secured term loan	L +	5.50%	10.23%	10/18/2026	768	756	757	0.39%
							2,659	2,674	1.37%
Food and staples retailing
Engelman Baking Co., LLC	First lien senior secured revolving loan	L +	5.50%	9.88%	2/28/2025	$207	$31	$30	0.02%
Engelman Baking Co., LLC	First lien senior secured term loan	L +	5.50%	9.88%	2/28/2025	713	701	703	0.36%
Mad Rose Company, LLC (13)	First lien senior secured revolving loan	S +	6.25%	10.69%	5/7/2026	119	58	59	0.03%
Mad Rose Company, LLC	First lien senior secured term loan	S +	6.25%	10.69%	5/7/2026	931	916	919	0.47%
Main Street Gourmet, LLC	First lien senior secured delayed draw term loan	L +	5.50%	9.89%	11/10/2025	666	34	35	0.02%
Main Street Gourmet, LLC	First lien senior secured revolving loan	L +	5.50%	10.23%	11/10/2025	38	18	18	0.01%
Main Street Gourmet, LLC	First lien senior secured term loan	L +	5.50%	10.23%	11/10/2025	1,121	1,108	1,110	0.57%
NutriScience Innovations, LLC (6)(14)	First lien senior secured revolving loan	L +	7.00%	11.73%	4/21/2026	131	(2)	(2)	—%
NutriScience Innovations, LLC	First lien senior secured term loan	L +	7.00%	11.73%	4/21/2026	434	428	428	0.22%
Qin's Buffalo, LLC (6)	First lien senior secured delayed draw term loan	S +	5.75%	10.59%	5/5/2027	75	(1)	(1)	—%
Qin's Buffalo, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.59%	5/5/2027	38	(1)	(1)	—%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Qin's Buffalo, LLC	First lien senior secured term loan	S +	5.75%	10.59%	5/5/2027	536	526	528	0.27%
SCP Beverage Buyer, LLC	First lien senior secured revolving loan	S +	5.75%	10.11%	11/24/2026	38	14	14	0.01%
SCP Beverage Buyer, LLC	First lien senior secured term loan	S +	5.75%	10.11%	11/24/2026	412	404	405	0.21%
Universal Pure, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.24%	10/31/2028	128	(3)	(3)	—%
Universal Pure, LLC (6)(15)	First lien senior secured revolving loan	S +	6.00%	10.24%	10/31/2028	150	(4)	(4)	—%
Universal Pure, LLC	First lien senior secured term loan	S +	6.00%	10.24%	10/31/2028	1,328	1,292	1,292	0.66%
							5,519	5,530	2.85%
Food products
Icelandirect, LLC	First lien senior secured revolving loan	L +	6.00%	10.73%	7/30/2026	$38	$35	$36	0.02%
Icelandirect, LLC	First lien senior secured term loan	L +	6.00%	10.73%	7/30/2026	684	674	675	0.35%
Starwest Botanicals Acquisition, LLC	First lien senior secured revolving loan	L +	5.25%	9.83%	4/30/2027	174	172	168	0.09%
Starwest Botanicals Acquisition, LLC	First lien senior secured term loan	L +	5.25%	9.63%	4/30/2027	807	796	779	0.40%
Sun Orchard, LLC	First lien senior secured revolving loan	S +	5.25%	9.69%	7/8/2027	113	5	6	—%
Sun Orchard, LLC	First lien senior secured term loan	S +	5.25%	10.09%	7/8/2027	2,074	2,035	2,039	1.04%
							3,717	3,703	1.90%
Gas utilities
Hydromax USA, LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.48%	12/30/2026	$112	$110	$107	0.05%
Hydromax USA, LLC	First lien senior secured revolving loan	S +	6.75%	11.48%	12/30/2026	228	156	149	0.08%
Hydromax USA, LLC	First lien senior secured term loan	S +	6.75%	11.48%	12/30/2026	1,235	1,216	1,181	0.60%
							1,482	1,437	0.73%
Health care equipment and supplies
626 Holdings Equity, LLC	First lien senior secured delayed draw term loan	S +	5.50%	10.17%	2/14/2028	$315	$105	$105	0.05%
626 Holdings Equity, LLC	First lien senior secured revolving loan	P +	4.50%	12.00%	2/14/2027	75	49	49	0.03%
626 Holdings Equity, LLC	First lien senior secured term loan	S +	5.50%	10.72%	2/14/2028	884	868	870	0.44%
EMSAR Acquisition LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.34%	3/30/2026	216	212	213	0.11%
EMSAR Acquisition LLC	First lien senior secured revolving loan	S +	6.50%	11.34%	3/30/2026	134	118	118	0.06%
EMSAR Acquisition LLC	First lien senior secured term loan	S +	6.50%	11.34%	3/30/2026	638	628	629	0.32%
Medical Technology Associates, Inc. (6)	First lien senior secured revolving loan	S +	6.00%	10.84%	7/25/2028	38	(1)	(1)	—%
Medical Technology Associates, Inc.	First lien senior secured term loan	S +	6.00%	10.84%	7/25/2028	403	395	396	0.20%
Reliable Medical Supply LLC	First lien senior secured delayed draw term loan	S +	7.00%	11.44%	4/8/2025	67	66	66	0.03%
Reliable Medical Supply LLC	First lien senior secured revolving loan	S +	7.00%	11.44%	4/8/2025	138	39	40	0.02%
Reliable Medical Supply LLC	First lien senior secured term loan	S +	7.00%	11.44%	4/8/2025	751	737	743	0.38%
SCA Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.38%	1/20/2026	396	273	271	0.14%
SCA Buyer, LLC	First lien senior secured revolving loan	S +	6.50%	11.38%	1/20/2026	133	77	76	0.04%
SCA Buyer, LLC	First lien senior secured term loan	S +	6.50%	11.38%	1/20/2026	757	740	737	0.38%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Spectrum Solutions, LLC (6)	First lien senior secured revolving loan	L +	6.00%	10.38%	3/5/2026	267	(5)	(23)	(0.01)%
Spectrum Solutions, LLC	First lien senior secured term loan	L +	6.00%	10.38%	3/5/2026	478	470	438	0.22%
							4,771	4,727	2.41%
Health care providers and services
Agility Intermediate, Inc.	First lien senior secured delayed draw term loan	S +	6.50%	10.77%	4/15/2026	$401	$104	$105	0.05%
Agility Intermediate, Inc.	First lien senior secured revolving loan	S +	6.50%	11.34%	4/15/2026	134	38	38	0.02%
Agility Intermediate, Inc.	First lien senior secured term loan	S +	6.50%	11.34%	4/15/2026	242	238	238	0.12%
Apex Dental Partners, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.16%	11/23/2025	112	15	15	0.01%
Apex Dental Partners, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.16%	11/23/2025	445	438	440	0.22%
Apex Dental Partners, LLC	First lien senior secured revolving loan	S +	6.50%	11.04%	11/23/2025	150	65	66	0.03%
Apex Dental Partners, LLC	First lien senior secured term loan	S +	6.50%	11.38%	11/23/2025	622	612	614	0.31%
ASC Ortho Management, LLC	First lien senior secured delayed draw term loan	L +	6.00%	10.73%	12/31/2026	359	322	322	0.16%
ASC Ortho Management, LLC (6)	First lien senior secured revolving loan	L +	6.00%	10.73%	12/31/2026	38	(1)	(1)	—%
ASC Ortho Management, LLC	First lien senior secured term loan	L +	6.00%	10.73%	12/31/2026	519	510	511	0.26%
ASP Global Acquisition, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.34%	1/21/2025	562	555	552	0.28%
ASP Global Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.50%	11.34%	1/21/2025	647	(10)	(12)	(0.01)%
ASP Global Acquisition, LLC	First lien senior secured term loan	S +	6.50%	11.34%	1/21/2025	2,306	2,270	2,263	1.16%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.34%	12/14/2025	838	790	791	0.40%
Beacon Oral Specialists Management LLC	First lien senior secured revolving loan	S +	6.50%	11.34%	12/14/2025	188	69	69	0.04%
Beacon Oral Specialists Management LLC	First lien senior secured term loan	S +	6.50%	11.34%	12/14/2025	940	926	928	0.47%
Behavior Frontiers, LLC (16)	First lien senior secured revolving loan	S +	7.50%	12.34%	5/21/2026	38	18	15	0.01%
Behavior Frontiers, LLC	First lien senior secured term loan	S +	7.50%	12.34%	5/21/2026	656	645	597	0.31%
Benefit Plan Administrators of Eau Claire, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.19%	6/7/2026	188	(2)	(2)	—%
Benefit Plan Administrators of Eau Claire, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.19%	6/7/2026	38	(1)	—	—%
Benefit Plan Administrators of Eau Claire, LLC	First lien senior secured term loan	S +	5.50%	9.19%	6/7/2026	824	812	814	0.42%
Brightview, LLC	First lien senior secured delayed draw term loan	L +	5.75%	10.13%	12/14/2026	107	47	47	0.02%
Brightview, LLC (6)	First lien senior secured revolving loan	L +	5.75%	10.13%	12/14/2026	52	(1)	—	—%
Brightview, LLC	First lien senior secured term loan	L +	5.75%	10.13%	12/14/2026	692	685	686	0.35%
Canadian Orthodontic Partners Corp. (6)(7)	First lien senior secured delayed draw term loan	C +	7.00%	11.88%	3/19/2026	140	(1)	(3)	—%
Canadian Orthodontic Partners Corp. (7)	First lien senior secured delayed draw term loan	C +	7.00%	11.88%	3/19/2026	358	212	195	0.10%
Canadian Orthodontic Partners Corp. (7)	First lien senior secured revolving loan	S +	7.00%	11.84%	3/19/2026	107	105	104	0.05%
Canadian Orthodontic Partners Corp. (7)	First lien senior secured revolving loan	C +	7.00%	11.88%	3/19/2026	268	204	190	0.10%
Canadian Orthodontic Partners Corp. (7)	First lien senior secured term loan	C +	7.00%	11.88%	3/19/2026	225	176	162	0.08%
Change Academy at Lake of the Ozarks, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.98%	8/2/2027	113	(2)	(2)	—%
Change Academy at Lake of the Ozarks, LLC	First lien senior secured term loan	S +	5.25%	9.98%	8/2/2027	1,773	1,740	1,743	0.89%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Community Care Partners, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.44%	6/10/2026	223	163	165	0.08%
Community Care Partners, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.44%	6/10/2026	19	—	—	—%
Community Care Partners, LLC	First lien senior secured revolving loan	S +	6.00%	10.44%	6/10/2026	75	14	14	0.01%
Community Care Partners, LLC	First lien senior secured term loan	S +	6.00%	10.44%	6/10/2026	953	942	946	0.48%
Dermatology Medical Partners OpCo, LLC	First lien senior secured delayed draw term loan	S +	6.50%	11.21%	10/29/2026	97	39	39	0.02%
Dermatology Medical Partners OpCo, LLC	First lien senior secured revolving loan	S +	6.50%	11.08%	10/29/2026	38	16	16	0.01%
Dermatology Medical Partners OpCo, LLC	First lien senior secured term loan	S +	6.50%	11.34%	10/29/2026	321	314	314	0.16%
EH Management Company, LLC	First lien senior secured revolving loan	S +	5.50%	10.34%	7/15/2026	38	22	22	0.01%
EH Management Company, LLC	First lien senior secured term loan	S +	5.50%	10.34%	7/15/2026	970	954	957	0.49%
Endodontic Practice Partners, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.90%	11/2/2027	375	261	261	0.13%
Endodontic Practice Partners, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.64%	11/2/2027	38	(1)	(1)	—%
Endodontic Practice Partners, LLC	First lien senior secured term loan	S +	5.75%	10.64%	11/2/2027	662	649	649	0.33%
Geriatric Medical and Surgical Supply, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.84%	12/21/2025	300	(4)	(4)	—%
Geriatric Medical and Surgical Supply, LLC	First lien senior secured term loan	S +	6.00%	10.84%	12/21/2025	943	929	930	0.48%
Golden Bear PT Partners, LLC	First lien senior secured delayed draw term loan	S +	7.75%	12.59%	10/22/2026	333	167	162	0.08%
Golden Bear PT Partners, LLC	First lien senior secured revolving loan	S +	7.75%	12.59%	10/22/2026	38	7	6	—%
Golden Bear PT Partners, LLC	First lien senior secured term loan	S +	7.75%	12.59%	10/22/2026	1,544	1,510	1,488	0.76%
Guardian Dentistry Practice Management, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.94%	8/20/2026	67	66	67	0.03%
Guardian Dentistry Practice Management, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.94%	8/20/2026	112	111	111	0.06%
Guardian Dentistry Practice Management, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.94%	8/20/2026	319	314	316	0.16%
Guardian Dentistry Practice Management, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.94%	8/20/2026	23	—	—	—%
Guardian Dentistry Practice Management, LLC	First lien senior secured term loan	S +	6.50%	10.94%	8/20/2026	521	511	515	0.26%
IPC Pain Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.44%	5/19/2027	278	(3)	(3)	—%
IPC Pain Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.44%	5/19/2027	25	—	—	—%
IPC Pain Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.44%	5/19/2027	177	174	175	0.09%
Network Partners Acquisition, LLC (6)	First lien senior secured delayed draw term loan	L +	6.00%	10.73%	12/30/2026	113	(2)	(2)	—%
Network Partners Acquisition, LLC (6)	First lien senior secured revolving loan	L +	6.00%	10.73%	12/30/2026	38	(1)	(1)	—%
Network Partners Acquisition, LLC	First lien senior secured term loan	L +	6.00%	10.73%	12/30/2026	392	386	386	0.20%
NH Kronos Buyer, Inc. (6)	First lien senior secured revolving loan	S +	10.00%	14.24%	11/1/2028	263	(8)	(8)	—%
NH Kronos Buyer, Inc.	First lien senior secured term loan	S +	6.25%	10.49%	11/1/2028	2,229	2,163	2,173	1.11%
Peak Dental Services, LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.18%	12/31/2025	603	13	8	—%
Peak Dental Services, LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.18%	12/31/2025	885	572	571	0.29%
Peak Dental Services, LLC	First lien senior secured revolving loan	S +	6.75%	11.48%	12/31/2025	133	131	131	0.07%
Peak Dental Services, LLC	First lien senior secured term loan	S +	6.75%	11.56%	12/31/2025	585	576	578	0.30%
Peak Investment Holdings, LLC	First lien senior secured delayed draw term loan	L +	7.00%	11.73%	12/6/2024	603	13	8	—%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Peak Investment Holdings, LLC (6)	First lien senior secured revolving loan	L +	7.00%	11.73%	12/6/2024	324	(3)	(6)	—%
Peak Investment Holdings, LLC	First lien senior secured term loan	L +	7.00%	11.73%	12/6/2024	1,288	1,275	1,265	0.65%
Pentec Acquisition Corp. (6)	First lien senior secured revolving loan	L +	6.00%	10.38%	10/8/2026	75	(1)	(1)	—%
Pentec Acquisition Corp.	First lien senior secured term loan	L +	6.00%	10.38%	10/8/2026	996	980	988	0.51%
Propio LS, LLC	First lien senior secured revolving loan	S +	5.50%	10.46%	8/2/2027	75	55	55	0.03%
Propio LS, LLC	First lien senior secured term loan	S +	5.50%	10.38%	8/2/2027	1,193	1,171	1,173	0.60%
Purpose Home Health Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	6.25%	11.19%	11/3/2027	150	(3)	(3)	—%
Purpose Home Health Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.25%	11.19%	11/3/2027	38	(1)	(1)	—%
Purpose Home Health Acquisition, LLC	First lien senior secured term loan	S +	6.25%	11.19%	11/3/2027	353	345	345	0.18%
Revival Animal Health, LLC	First lien senior secured revolving loan	S +	6.50%	11.23%	4/6/2026	131	43	43	0.02%
Revival Animal Health, LLC	First lien senior secured term loan	S +	6.50%	11.34%	4/6/2026	1,021	1,006	1,009	0.52%
RQM Buyer, Inc.	First lien senior secured delayed draw term loan	S +	5.75%	10.59%	8/12/2026	84	83	84	0.04%
RQM Buyer, Inc.	First lien senior secured revolving loan	S +	5.75%	10.52%	8/12/2026	206	12	14	0.01%
RQM Buyer, Inc.	First lien senior secured term loan	S +	5.75%	10.59%	8/12/2026	1,694	1,668	1,682	0.86%
Sage Dental Management, LLC (6)	First lien senior secured revolving loan	P +	4.25%	11.25%	4/1/2024	75	—	—	—%
Sage Dental Management, LLC	First lien senior secured term loan	S +	5.75%	10.59%	4/1/2024	947	940	941	0.48%
SAMGI Buyer, Inc. (6)	First lien senior secured revolving loan	L +	5.50%	10.23%	4/14/2025	138	(2)	(2)	—%
SAMGI Buyer, Inc.	First lien senior secured term loan	L +	5.50%	10.23%	4/14/2025	720	709	712	0.36%
SCP ENT and Allergy Services, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.84%	9/25/2025	158	(4)	(2)	—%
SCP ENT and Allergy Services, LLC (6)	First lien senior secured revolving loan	S +	6.00%	10.84%	9/25/2025	256	(5)	(3)	—%
SCP ENT and Allergy Services, LLC	First lien senior secured term loan	S +	6.00%	10.84%	9/25/2025	2,782	2,728	2,744	1.40%
Signature Dental Partners LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.69%	10/29/2026	179	148	149	0.08%
Signature Dental Partners LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.69%	10/29/2026	38	(1)	(1)	—%
Signature Dental Partners LLC	First lien senior secured term loan	S +	6.25%	10.69%	10/29/2026	861	843	845	0.43%
Silver Falls MSO, LLC	First lien senior secured revolving loan	S +	6.75%	11.59%	8/30/2024	235	231	226	0.12%
Silver Falls MSO, LLC	First lien senior secured term loan	S +	6.75%	11.59%	8/30/2024	1,290	1,277	1,253	0.64%
SimiTree Acquisition LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.59%	5/17/2026	13	4	4	—%
SimiTree Acquisition LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.59%	5/17/2026	878	863	870	0.44%
SimiTree Acquisition LLC (6)	First lien senior secured revolving loan	S +	6.75%	11.11%	5/17/2026	178	(3)	(2)	—%
SimiTree Acquisition LLC	First lien senior secured term loan	S +	6.75%	11.11%	5/17/2026	1,227	1,208	1,216	0.62%
SIMKO Merger Sub, LLC	First lien senior secured delayed draw term loan	S +	7.00%	11.84%	4/7/2027	187	63	63	0.03%
SIMKO Merger Sub, LLC	First lien senior secured revolving loan	S +	7.00%	11.36%	4/7/2027	56	5	6	—%
SIMKO Merger Sub, LLC	First lien senior secured term loan	S +	7.00%	11.84%	4/7/2027	654	641	643	0.33%
Southeast Primary Care Partners, LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.81%	12/30/2025	523	464	465	0.24%
Southeast Primary Care Partners, LLC	First lien senior secured revolving loan	S +	6.25%	11.09%	12/30/2025	225	94	94	0.05%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Southeast Primary Care Partners, LLC	First lien senior secured term loan	S +	6.25%	11.09%	12/30/2025	862	847	849	0.43%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.84%	1/27/2026	78	78	78	0.04%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.84%	1/27/2026	112	47	47	0.02%
Southern Orthodontic Partners Management, LLC	First lien senior secured revolving loan	S +	6.00%	10.84%	1/27/2026	171	97	99	0.05%
Southern Orthodontic Partners Management, LLC	First lien senior secured term loan	S +	6.00%	10.84%	1/27/2026	1,355	1,333	1,345	0.69%
Southern Sports Medicine Partners, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.84%	2/23/2027	171	29	29	0.01%
Southern Sports Medicine Partners, LLC	First lien senior secured revolving loan	S +	6.00%	10.55%	2/23/2027	60	24	24	0.01%
Southern Sports Medicine Partners, LLC	First lien senior secured term loan	S +	6.00%	10.84%	2/23/2027	638	629	630	0.32%
Varsity DuvaSawko Operating Corp. (6)	First lien senior secured revolving loan	L +	6.25%	10.98%	11/27/2024	474	(4)	(3)	—%
Varsity DuvaSawko Operating Corp.	First lien senior secured term loan	L +	6.25%	10.98%	11/27/2024	2,553	2,532	2,536	1.30%
Vital Care Buyer, LLC	First lien senior secured revolving loan	P +	4.25%	11.75%	10/19/2025	580	91	92	0.05%
Vital Care Buyer, LLC	First lien senior secured term loan	L +	5.25%	9.98%	10/19/2025	907	897	898	0.46%
Western Veterinary Partners, LLC	First lien senior secured delayed draw term loan	S +	7.25%	12.09%	10/29/2026	508	499	501	0.26%
Western Veterinary Partners, LLC	First lien senior secured revolving loan	S +	7.25%	12.09%	10/29/2026	24	1	1	—%
Western Veterinary Partners, LLC	First lien senior secured term loan	S +	7.25%	12.09%	10/29/2026	1,315	1,292	1,299	0.66%
							47,801	47,767	24.40%
Health care technology
AHR Intermediate, Inc (6)	First lien senior secured delayed draw term loan	S +	5.75%	10.19%	7/29/2027	$117	$(1)	$(1)	—%
AHR Intermediate, Inc	First lien senior secured revolving loan	S +	5.75%	10.19%	7/29/2027	150	12	14	0.01%
AHR Intermediate, Inc	First lien senior secured term loan	S +	5.75%	10.19%	7/29/2027	1,458	1,441	1,443	0.74%
Millennia Patient Services, LLC (6)	First lien senior secured delayed draw term loan	L +	6.00%	10.38%	3/8/2026	267	(3)	(3)	—%
Millennia Patient Services, LLC	First lien senior secured revolving loan	L +	6.00%	10.38%	3/8/2026	134	32	32	0.02%
Millennia Patient Services, LLC	First lien senior secured term loan	L +	6.00%	10.38%	3/8/2026	990	976	978	0.50%
							2,457	2,463	1.27%
Household durables
Storm Smart Buyer LLC	First lien senior secured revolving loan	L +	6.00%	10.73%	4/5/2026	$131	$77	$77	0.04%
Storm Smart Buyer LLC	First lien senior secured term loan	L +	6.00%	10.73%	4/5/2026	908	895	896	0.46%
Trademark Global, LLC	First lien senior secured revolving loan	L +	7.50%	11.88%	7/30/2024	114	103	99	0.05%
Trademark Global, LLC	First lien senior secured term loan	L +	7.50%	11.88%	7/30/2024	1,835	1,813	1,743	0.89%
							2,888	2,815	1.44%
Internet and direct marketing retail
Aquatic Sales Solutions, LLC	First lien senior secured revolving loan	L +	6.50%	11.01%	12/18/2025	$188	$105	$105	0.05%
Aquatic Sales Solutions, LLC	First lien senior secured term loan	L +	6.50%	11.16%	12/18/2025	2,515	2,475	2,481	1.27%
DealerOn Inc. (6)	First lien senior secured revolving loan	S +	5.50%	9.94%	11/19/2024	314	(3)	(2)	—%
DealerOn Inc.	First lien senior secured term loan	S +	5.50%	9.94%	11/19/2024	1,603	1,586	1,594	0.81%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
							4,163	4,178	2.13%
IT services
ARC Healthcare Technologies, LLC	First lien senior secured delayed draw term loan	S +	5.25%	10.09%	6/22/2025	$188	$17	$17	0.01%
ARC Healthcare Technologies, LLC (6)	First lien senior secured revolving loan	S +	5.25%	10.09%	6/22/2025	75	(1)	(1)	—%
ARC Healthcare Technologies, LLC	First lien senior secured term loan	S +	5.25%	10.09%	6/22/2025	1,410	1,395	1,398	0.71%
E-Phoenix Acquisition Co. Inc. (6)	First lien senior secured revolving loan	L +	5.50%	10.23%	6/23/2027	75	(1)	(1)	—%
E-Phoenix Acquisition Co. Inc.	First lien senior secured term loan	L +	5.50%	10.23%	6/23/2027	1,430	1,416	1,419	0.73%
FreshAddress, LLC (6)	First lien senior secured revolving loan	L +	5.25%	9.98%	10/5/2025	30	—	—	—%
FreshAddress, LLC	First lien senior secured term loan	L +	5.25%	9.98%	10/5/2025	1,689	1,670	1,673	0.86%
Icreon Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.94%	10/26/2027	23	(1)	(1)	—%
Icreon Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.94%	10/26/2027	367	358	358	0.18%
P and R Dental Strategies, LLC (6)	First lien senior secured revolving loan	L +	6.50%	10.88%	12/22/2026	23	—	—	—%
P and R Dental Strategies, LLC	First lien senior secured term loan	L +	6.50%	10.88%	12/22/2026	653	642	643	0.33%
							5,495	5,505	2.82%
Leisure equipment and products
MacNeill Pride Group Corp.	First lien senior secured delayed draw term loan	S +	6.25%	11.09%	4/22/2026	$501	$452	$453	0.23%
MacNeill Pride Group Corp.	First lien senior secured revolving loan	S +	6.25%	11.09%	4/22/2026	287	106	106	0.05%
MacNeill Pride Group Corp.	First lien senior secured term loan	S +	6.25%	11.09%	4/22/2026	867	860	863	0.44%
Performance PowerSports Group Purchaser, Inc. (6)	First lien senior secured revolving loan	P +	4.75%	11.75%	10/8/2026	56	(1)	(1)	—%
Performance PowerSports Group Purchaser, Inc.	First lien senior secured term loan	S +	5.75%	10.59%	10/8/2026	1,684	1,654	1,657	0.85%
							3,071	3,078	1.57%
Leisure products
PHGP MB Purchaser, Inc. (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.84%	5/27/2027	$113	$(2)	$(2)	—%
PHGP MB Purchaser, Inc.	First lien senior secured revolving loan	S +	6.00%	10.84%	5/20/2027	75	20	21	0.01%
PHGP MB Purchaser, Inc.	First lien senior secured term loan	S +	6.00%	10.84%	5/20/2027	1,103	1,083	1,085	0.55%
							1,101	1,104	0.56%
Life sciences tools and services
Aptitude Health Holdings, LLC (6)	First lien senior secured revolving loan	L +	5.25%	9.98%	5/3/2026	$267	$(4)	$(3)	—%
Aptitude Health Holdings, LLC	First lien senior secured term loan	L +	5.25%	9.98%	5/3/2026	1,103	1,087	1,089	0.56%
							1,083	1,086	0.56%
Machinery
Abrasive Technology Intermediate, LLC	First lien senior secured revolving loan	L +	6.25%	10.88%	4/30/2026	$173	$50	$50	0.03%
Abrasive Technology Intermediate, LLC	First lien senior secured term loan	L +	6.25%	10.40%	4/30/2026	935	922	923	0.47%
DNS IMI Acquisition Corp (6)	First lien senior secured delayed draw term loan	L +	5.75%	10.48%	11/23/2026	75	(1)	(1)	—%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
DNS IMI Acquisition Corp	First lien senior secured revolving loan	P +	4.75%	12.25%	11/23/2026	56	8	9	—%
DNS IMI Acquisition Corp	First lien senior secured term loan	L +	5.75%	10.48%	11/23/2026	1,648	1,621	1,624	0.83%
Double E Company, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.55%	6/21/2028	49	—	—	—%
Double E Company, LLC	First lien senior secured revolving loan	P +	5.00%	12.50%	6/21/2028	66	14	15	0.01%
Double E Company, LLC	First lien senior secured term loan	S +	6.00%	10.55%	6/21/2028	1,050	1,040	1,043	0.53%
							3,654	3,663	1.87%
Media
ALM Media, LLC (6)(17)	First lien senior secured revolving loan	L +	6.50%	10.91%	11/25/2024	$971	$(9)	$(9)	—%
ALM Media, LLC	First lien senior secured term loan	L +	6.50%	10.91%	11/25/2024	2,471	2,443	2,447	1.25%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	L +	6.00%	10.97%	12/9/2026	225	169	170	0.09%
Exclusive Concepts, LLC (6)	First lien senior secured revolving loan	L +	6.00%	11.15%	12/9/2026	23	—	—	—%
Exclusive Concepts, LLC	First lien senior secured term loan	L +	6.00%	11.15%	12/9/2026	626	616	617	0.32%
Infolinks Media Buyco, LLC (6)	First lien senior secured delayed draw term loan	L +	5.50%	10.23%	11/1/2026	39	—	—	—%
Infolinks Media Buyco, LLC (6)	First lien senior secured revolving loan	L +	5.50%	10.23%	11/1/2026	38	(1)	(1)	—%
Infolinks Media Buyco, LLC	First lien senior secured term loan	L +	5.50%	10.23%	11/1/2026	1,152	1,134	1,135	0.58%
The Channel Company, LLC	First lien senior secured revolving loan	S +	5.50%	9.94%	11/1/2027	62	3	3	—%
The Channel Company, LLC	First lien senior secured term loan	S +	5.50%	10.34%	11/1/2027	2,347	2,311	2,321	1.19%
							6,666	6,683	3.43%
Metals and mining
Copperweld Group, Inc.	First lien senior secured revolving loan	P +	5.00%	12.50%	9/27/2024	$462	$52	$58	0.03%
Copperweld Group, Inc.	First lien senior secured term loan	S +	6.00%	10.84%	9/27/2024	2,285	2,234	2,268	1.16%
							2,286	2,326	1.19%
Personal products
Cosmetic Solutions, LLC	First lien senior secured delayed draw term loan	L +	5.75%	10.48%	10/17/2025	$364	$360	$357	0.18%
Cosmetic Solutions, LLC (6)	First lien senior secured revolving loan	L +	5.75%	10.48%	10/17/2025	344	(4)	(6)	—%
Cosmetic Solutions, LLC	First lien senior secured term loan	L +	5.75%	10.48%	10/17/2025	2,775	2,742	2,726	1.39%
							3,098	3,077	1.57%
Pharmaceuticals
Bio Agri Mix Holdings Inc. (6)(7)	First lien senior secured revolving loan	C +	5.75%	10.63%	7/23/2026	$30	$—	$—	—%
Bio Agri Mix Holdings Inc. (6)(7)	First lien senior secured revolving loan	C +	5.75%	10.63%	7/23/2026	75	(1)	(1)	—%
Bio Agri Mix Holdings Inc. (7)	First lien senior secured term loan	C +	5.75%	10.63%	7/23/2026	1,244	973	906	0.46%
Formulated Buyer, LLC	First lien senior secured delayed draw term loan	L +	5.25%	10.40%	9/22/2026	299	111	111	0.06%
Formulated Buyer, LLC	First lien senior secured revolving loan	L +	5.25%	10.46%	9/22/2026	188	72	72	0.04%
Formulated Buyer, LLC	First lien senior secured term loan	L +	5.25%	10.40%	9/22/2026	461	454	454	0.23%
Maxor National Pharmacy Services, LLC (6)	First lien senior secured revolving loan	L +	5.25%	9.98%	12/6/2027	84	(1)	(1)	—%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Maxor National Pharmacy Services, LLC	First lien senior secured term loan	L +	5.25%	9.98%	12/6/2027	1,785	1,768	1,758	0.90%
							3,376	3,299	1.69%
Professional services
Stax Holding Company, LLC (6)(18)	First lien senior secured revolving loan	L +	5.00%	9.73%	10/29/2026	$60	$(1)	$(1)	—%
Stax Holding Company, LLC	First lien senior secured term loan	L +	5.00%	9.73%	10/29/2026	817	807	809	0.41%
							806	808	0.41%
Real estate management and development
BBG Intermediate Holdings, Inc. (19)	First lien senior secured revolving loan	S +	6.00%	10.84%	1/8/2026	$233	$—	$1	—%
BBG Intermediate Holdings, Inc.	First lien senior secured term loan	S +	6.00%	10.27%	1/8/2026	1,884	1,857	1,867	0.95%
MetaSource, LLC (6)	First lien senior secured delayed draw term loan	S +	6.25%	10.69%	5/17/2027	49	—	—	—%
MetaSource, LLC	First lien senior secured revolving loan	S +	6.25%	10.69%	5/17/2027	75	14	14	0.01%
MetaSource, LLC	First lien senior secured term loan	S +	6.25%	10.69%	5/17/2027	936	927	930	0.48%
							2,798	2,812	1.44%

Semiconductors and semiconductor equipment
Altamira Material Solutions, LP (6)	First lien senior secured revolving loan	L +	5.50%	9.84%	9/2/2026	$45	$(1)	$(1)	—%
Altamira Material Solutions, LP	First lien senior secured term loan	L +	5.50%	9.84%	9/2/2026	722	710	711	0.36%
							709	710	0.36%
Software
Affinitiv, Inc. (6)	First lien senior secured revolving loan	S +	6.00%	10.41%	8/26/2024	$248	$(2)	$(1)	—%
Affinitiv, Inc.	First lien senior secured term loan	S +	6.00%	10.41%	8/26/2024	2,265	2,243	2,255	1.15%
ShiftKey, LLC (6)	First lien senior secured revolving loan	S +	5.75%	10.59%	6/21/2027	110	(1)	(1)	—%
ShiftKey, LLC	First lien senior secured term loan	S +	5.75%	10.59%	6/21/2027	3,740	3,705	3,706	1.88%
							5,945	5,959	3.03%
Specialty retail
Dykstra's Auto, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.39%	10/22/2026	$186	$183	$183	0.09%
Dykstra's Auto, LLC	First lien senior secured revolving loan	P +	4.50%	10.75%	10/22/2026	38	15	15	0.01%
Dykstra's Auto, LLC	First lien senior secured term loan	S +	5.75%	10.59%	10/22/2026	492	482	483	0.25%
Kaizen Auto Care, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.84%	12/22/2023	225	162	163	0.08%
Kaizen Auto Care, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.84%	12/22/2023	223	220	220	0.11%
Kaizen Auto Care, LLC	First lien senior secured revolving loan	S +	6.00%	10.84%	12/22/2026	38	29	29	0.01%
Kaizen Auto Care, LLC	First lien senior secured term loan	S +	6.00%	10.84%	12/22/2026	842	828	830	0.42%
Leonard Group, Inc.	First lien senior secured revolving loan	S +	6.00%	10.79%	2/26/2026	234	25	30	0.02%
Leonard Group, Inc.	First lien senior secured term loan	S +	6.00%	10.84%	2/26/2026	1,718	1,696	1,706	0.87%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)		Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Pink Lily Holdings, LLC (6)	First lien senior secured revolving loan	L +	6.50%	10.88%	11/16/2027	63	(1)	(1)	—%
Pink Lily Holdings, LLC	First lien senior secured term loan	L +	6.50%	10.88%	11/16/2027	1,357	1,337	1,339	0.68%
Soccer Post Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.75%	10.91%	6/30/2027	38	35	35	0.02%
Soccer Post Acquisition, LLC	First lien senior secured revolving loan	S +	5.75%	10.59%	6/30/2027	38	22	22	0.01%
Soccer Post Acquisition, LLC	First lien senior secured term loan	S +	5.75%	10.59%	6/30/2027	705	694	695	0.36%
							5,727	5,749	2.93%
Trading companies and distributors
AFC Industries, Inc.	First lien senior secured delayed draw term loan	S +	6.25%	10.80%	4/9/2027	$352	$348	$343	0.18%
AFC Industries, Inc.	First lien senior secured delayed draw term loan	S +	6.25%	10.80%	4/9/2027	234	189	188	0.10%
AFC Industries, Inc. (20)	First lien senior secured revolving loan	S +	6.25%	10.79%	10/9/2026	156	64	62	0.03%
AFC Industries, Inc.	First lien senior secured term loan	S +	6.25%	10.68%	4/9/2027	767	758	748	0.38%
Banner Buyer, LLC	First lien senior secured delayed draw term loan	L +	5.75%	10.13%	10/31/2025	569	565	568	0.29%
Banner Buyer, LLC	First lien senior secured revolving loan	L +	5.75%	10.13%	10/31/2025	370	71	72	0.04%
Banner Buyer, LLC	First lien senior secured term loan	L +	5.75%	10.13%	10/31/2025	1,371	1,358	1,363	0.70%
Empire Equipment Company, LLC	First lien senior secured revolving loan	S +	5.50%	9.80%	1/17/2025	439	215	215	0.11%
Empire Equipment Company, LLC	First lien senior secured term loan	S +	5.50%	9.94%	1/17/2025	1,547	1,530	1,533	0.78%
Montway LLC	First lien senior secured delayed draw term loan	S +	6.25%	11.06%	11/4/2025	675	665	665	0.34%
Montway LLC (6)	First lien senior secured revolving loan	S +	6.25%	11.47%	11/4/2025	150	(2)	(2)	—%
Montway LLC	First lien senior secured term loan	S +	6.25%	11.47%	11/4/2025	716	704	705	0.36%
Shearer Supply, LLC	First lien senior secured revolving loan	P +	4.25%	11.75%	9/17/2027	113	81	81	0.04%
Shearer Supply, LLC	First lien senior secured term loan	S +	5.25%	10.09%	9/17/2027	924	909	911	0.47%
Triad Technologies, LLC (6)	First lien senior secured revolving loan	L +	4.75%	9.48%	10/31/2025	314	(3)	(3)	—%
Triad Technologies, LLC	First lien senior secured term loan	S +	5.50%	10.23%	10/31/2025	931	921	923	0.47%
							8,373	8,372	4.29%
Water utilities
Diamondback Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.50%	10.38%	7/22/2026	$75	$(1)	$(1)	—%
Diamondback Buyer, LLC	First lien senior secured term loan	S +	5.50%	10.17%	7/22/2026	1,201	1,179	1,186	0.61%
							1,178	1,185	0.61%
Total non-controlled/non-affiliated senior secured debt							$180,510	$179,768	91.91%
Non-controlled/non-affiliated sponsor subordinated note
Trading companies and distributors
Empire Equipment Company, LLC	Sponsor subordinated note	12.50% + 7.00% PIK			7/17/2025		$11	$12	0.01%
Shearer Supply, LLC	Sponsor subordinated note	12.50% + 7.00% PIK			3/17/2028		5	5	—%

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)

Company(1)(2)	Investment	Reference Rate and Spread(5)	Interest Rate	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Total non-controlled/non-affiliated sponsor subordinated note						16	17	0.01%
Total non-controlled/non-affiliated investments						$180,526	$179,785	91.92%

Non-controlled/affiliated investments
Multisector holdings
Twin Brook Equity Holdings, LLC (21) (22) (23)	Equity - 1.90% membership interest					$7,123	10,333	5.28%
Twin Brook Segregated Equity Holdings, LLC (21) (22) (23)	Equity - 2.11% membership interest					14	21	0.01%
Total non-controlled/affiliated investments						$7,137	$10,354	5.29%
Total investments						$187,663	$190,139	97.21%

(1)Unless otherwise indicated, all investments are considered Level 3 investments.
(2)Unless otherwise indicated, all investments represent co-investments made with the Company's affiliates in accordance with the terms of the exemptive relief that the Company received from the U.S. Securities and Exchange Commission. Refer to Note 6 for further information.
(3)Principal/par amount is denominated in U.S. Dollars ("$") unless otherwise noted, Canadian Dollars ("C$").
(4)The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
(5)Unless otherwise indicated, the interest rate on the principal balance outstanding for all floating rate loans is indexed to the Term Secured Overnight Financing Rate (“Term SOFR” or “S”) and/or an alternate base rate (e.g. prime rate (“P”)), which typically resets semiannually, quarterly, or monthly at the borrower’s option. The applicable base rate may be subject to a floor. The borrower may also elect to have multiple interest reset periods for each loan. For each of these loans, the applicable margin has been provided over Term SOFR based on each respective credit agreement. As of December 31, 2022, the reference rates for the floating rate loans were the Term SOFR of 4.30% and the Prime Rate of 7.50%.
(6)Represents revolvers and delayed draw term loans where the entire balance is unfunded as of December 31, 2022. The negative fair value is a result of the commitment being valued below par. Refer to Note 8 for further information.
(7)Represents investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of December 31, 2022, non-qualifying assets (foreign investments and derivative contracts) represented approximately 5.55% of the total assets of the Company.
(8)Principal balance includes reserve for letter of credit of $1,875 on which the borrower pays 6.00%.
(9)Principal balance includes reserve for letter of credit of $15,654 on which the borrower pays 7.00%.
(10)Principal balance includes reserve for letter of credit of $10,663 on which the borrower pays 5.50%.

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)
(11)Principal balance includes reserve for letter of credit of $2,145 on which the borrower pays 6.75%.
(12)Principal balance includes reserve for letter of credit of $9,735 on which the borrower pays 6.00%.
(13)Principal balance includes reserve for letter of credit of $2,851 on which the borrower pays 6.25%.
(14)Principal balance includes reserve for letter of credit of $2,620 on which the borrower pays 7.00%.
(15)Principal balance includes reserve for letter of credit of $3,337 on which the borrower pays 6.00%.
(16)Principal balance includes reserve for letter of credit of $5,410 on which the borrower pays 7.50%.
(17)Principal balance includes reserve for letter of credit of $141,677 on which the borrower pays 0.00%.
(18)Principal balance includes reserve for letter of credit of $1,013 on which the borrower pays 5.00%.
(19)Principal balance includes reserve for letter of credit of $3,517 on which the borrower pays 6.00%.
(20)Principal balance includes reserve for letter of credit of $6,240 on which the borrower pays 6.25%
(21)As a practical expedient, the Company uses net asset value ("NAV") to determine the fair value of this investment. Consistent with FASB guidance under ASC 820, these investments are excluded from the hierarchical levels. This represents an investment in an affiliated fund.
(22)Securities exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of December 31, 2022, the aggregate fair value of these securities is $10,354 or 5.29% of the Company's net assets.
(23)Non-income producing investment.

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Consolidated Schedule of Investments
As of December 31, 2022
(Amounts in thousands)
Additional Information
Foreign currency forward contracts

Counterparty	Currency Purchased	Currency Sold	Settlement	Unrealized Appreciation/ (Depreciation)
Wells Fargo Bank, National Association	CAD 48	USD 35	1/23/2023	$—
Wells Fargo Bank, National Association	USD 640	CAD 872	1/23/2023	(4)
Wells Fargo Bank, National Association	USD 921	CAD 1,262	1/23/2023	(11)
Total				$(15)

Currency Abbreviations:
USD - U.S. Dollar
CAD - Canadian Dollar

The accompanying notes are an integral part of these consolidated financial statements.

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)

Note 1. Organization
AG Twin Brook BDC, Inc. (the “Company”), formerly known as 1889 BDC, Inc., is a Delaware corporation which was formed on February 4, 2016. The Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for tax purposes, the Company has elected to be treated as a Regulated Investment Company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company seeks to provide risk-adjusted returns and current income to investors by investing primarily in senior secured debt of middle market companies. The Company may also invest opportunistically in other parts of the capital structure, including senior secured stretch and unitranche facilities, second lien loans, mezzanine and mezzanine-related loans, and equity investments, as well as select other subordinated instruments either directly or through acquisitions in the secondary market.
AG Twin Brook Manager, LLC (the “Advisor”), a wholly-owned subsidiary of Angelo, Gordon & Co., L.P. (“Angelo Gordon”), serves as the investment advisor of the Company. The Advisor is registered as an investment advisor with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940.
Twin Brook Capital Partners, LLC (“TBCP”) is an affiliate of Angelo Gordon and provides collateral agent, administrative and other services with respect to certain investments held by the Company. Twin Brook Capital Servicer, LLC (“TBCS”) is an affiliate of Angelo Gordon and provides loan servicing with respect to certain investments held by the Company.
The Company conducts private offerings (each, a “Private Offering”), where investors make a capital commitment to purchase shares of the Company’s common stock pursuant to a subscription agreement entered into with the Company. Investors will be required to make capital contributions to purchase shares of the Company’s common stock each time the Company delivers a drawdown notice. The initial closing of the Private Offering occurred on July 19, 2019 (the “Initial Closing”), and additional closings of the Private Offering are expected to occur from time to time as determined by the Company. Upon the earlier to occur of (i) a Qualified IPO (as defined below), and (ii) the five year anniversary of the Initial Closing, investors will be released from any further obligation to purchase additional shares, subject to certain exceptions. A “Qualified IPO” is an initial public offering (“IPO”) of the Company’s common stock that results in an unaffiliated public float of at least the lower of (A) $60 million and (B) 17.5% of the aggregate capital commitments received prior to the date of such initial public offering.
The Company commenced its loan origination and investment activities with the initial drawdown from investors in the Private Offering on July 29, 2019 (the commencement of operations). The Company made its first portfolio company investment in August 2019.
Note 2. Significant Accounting Policies
Basis of Accounting
The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Company is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (FASB) Accounting Standards Codification

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
(“ASC”) Topic 946, Financial Services – Investment Companies. These consolidated financial statements reflect adjustments that in the opinion of management are necessary for the fair statement of the financial position and results of operations for the periods presented herein. The Company commenced operations on July 29, 2019 and its fiscal year ends on December 31.
The interim consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Article 6, 10 and 12 of Regulation S-X. Accordingly, certain disclosures accompanying the annual consolidated financial statements prepared in accordance with U.S. GAAP are omitted. In the opinion of management, all adjustments, consisting solely of normal recurring accruals considered necessary for the fair presentation of financial statements for the interim period presented, have been included. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2023.
Principles of Consolidation
The Company conducts certain of its activities through its wholly-owned subsidiaries Twin Brook Capital Funding XVIII, LLC and Twin Brook Equity XVIII Corp. The Company consolidates wholly-owned subsidiaries that are controlled by the Company. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash
Cash is comprised of cash on deposit with major financial institutions. The Company places its cash with high credit quality institutions to minimize credit risk exposure.
Investment Related Transactions, Revenue Recognition and Expenses
Investment transactions and the related revenue and expenses are recorded on a trade-date basis. Realized gains and losses on investment transactions are determined using the specific identification method. All costs associated with consummated investments are included in the cost of such investments. Broken deal expenses incurred in connection with investment transactions which are not successfully consummated are expensed as a component of “Other” expense on the consolidated statements of operations.
Interest income and interest expense are recognized on an accrual basis. Interest income on debt instruments is accrued and recognized for those issuers who are currently paying in full or expected to pay in full. For those issuers who are in default or expected to default, interest is not accrued and is only recognized when received. Interest income and expense include discounts accreted and premiums amortized on certain debt instruments as determined in good faith by the Company and calculated using the effective interest method. Loan origination fees, original issue discounts and market discounts or premiums are capitalized as part of the underlying cost of the investments and accreted or amortized over the life of the investment as interest income.

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
Upon prepayment of investments in debt instruments, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as “Interest” income on the consolidated statements of operations. Interest received in-kind, computed at the contractual rate specified in each investment agreement, is added to the principal balance of the investment and reported as “Interest” income on the consolidated statements of operations. The Company records dividend income from private securities pursuant to the terms of the respective investments.
The Company may earn various fees during the life of the loans. Such fees include, but are not limited to, syndication, commitment, administration, prepayment and amendment fees, some of which are paid to the Company on an ongoing basis. These fees and any other income are recognized as earned as a component of "Other" income on the consolidated statements of operations.
Investments at Fair Value
The Company applies Financial Accounting Standards Board Accounting Standards Codification Topic 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In accordance with ASC 820, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). ASC 820 establishes three levels of the fair value hierarchy as follows:
Level 1Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;
Level 2Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active;
Level 3Inputs that are unobservable.
Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. Inputs may include price information, volatility statistics, interest rates, specific and broad credit data, liquidity statistics, and other factors. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement; however, the determination of what constitutes “observable” requires significant judgment by the Company. The Company considers observable data to be market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. The categorization of a financial instrument within the hierarchy is based upon the pricing transparency of the instrument and does not necessarily correspond to the Company’s perceived risk of that instrument.
The availability of observable inputs can vary from product to product and is affected by a wide variety of factors, including for example, the type of product, whether the product is new and not yet established in the marketplace, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company, the Board, and the Advisor in determining fair value is greatest for instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.
Investments in investment funds include vehicles structured for the purpose of investing in privately held common and preferred equity interests. Fair values are generally determined utilizing the NAV supplied by, or on behalf of, management of each investment fund, which is net of management and incentive fees or allocations charged by the investment fund, if applicable, and is in accordance with the “practical expedient”, as defined by FASB Accounting Standards Update (“ASU”) 2009-12, Investments in Certain Entities that Calculate Net Asset Value per Share. NAVs received by, or on behalf of, management of each investment fund are based on the fair value of the investment funds’ underlying investments in accordance with policies established by management of each investment fund, as described in each of their financial statements and offering memorandum. Withdrawals and distributions from investments in investment funds are at the discretion of the Advisor and may depend on the liquidation of underlying assets. Investments which are valued using NAV as a practical expedient are excluded from the above hierarchy.
The Board has designated the Advisor as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act (“Rule 2a-5”), and in that role, the Advisor is responsible for performing fair value determinations relating to all of the Company’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Board. Even though the Board designated the Advisor as “valuation designee” the Board ultimately responsible for fair value determinations under the 1940 Act.
Under the valuation policies and procedures that have been approved by the Board, the Advisor conducts a multi-step valuation process, which includes, among other procedures, the following:
•The valuation process begins with each investment being initially valued by using certain inputs provided by, among other inputs, the investment professionals responsible for the portfolio investment in conjunction with the portfolio management team.
•The Advisor’s management reviews the preliminary valuations with the investment professionals.
•The Advisor determines the fair value of each investment; valuations that are not based on readily available market quotations are valued in good faith, based on, among other things, the input of the Advisor and, where applicable, other third parties. Valuation determinations are presented to the Board.
When determining the fair value of Level 3 investments, the Advisor may take into account the following factors, where relevant: recent transactions, the enterprise value of the underlying company, the nature and realizable value of any collateral, the underlying company’s ability to make payments and its earnings and discounted cash flows, the markets in which the underlying company does business, financial covenants, the seniority of the financial instrument in the capital structure of the company, comparisons to publicly traded securities, and changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made and other relevant factors. The primary method for determining enterprise value uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s net income before net interest

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
expense, income tax expense, depreciation and amortization (“EBITDA”). The enterprise value analysis is performed to determine the value of equity investments and to determine if debt investments are credit impaired. If debt investments are credit impaired, the Advisor will use the enterprise value analysis or a liquidation basis analysis to determine fair value. For debt investments that are not determined to be credit impaired, the Advisor uses a market interest rate yield analysis to determine fair value.
The Company’s investments trade infrequently and when they are traded, the price may be unobservable, and as a result, multiple external pricing sources may not be available. In such instances, the Advisor may use an internal pricing model as either a corroborating or sole data point in determining the price. Pricing models take into account the contractual terms of the financial instrument, as well as relevant inputs, including where applicable, equity prices, interest rate yield curves, credit curves, correlation, and the creditworthiness of the counterparty. The Advisor generally engages third party firm(s) to assist in validating certain financial instruments where multiple external prices cannot be obtained. The third party firm(s) either independently determine prices or assess the reasonableness of the Advisor’s prices. The analyses provided by such third party firm(s) are reviewed and considered by the Advisor. As part of the risk management process, the Advisor reviews and analyzes the prices obtained from external pricing sources to evaluate their reliability and accuracy, which includes identifying and excluding vendor prices and broker quotations that the Advisor believes does not reflect fair value. In addition, the Advisor’s valuation committee meets regularly and engages in ongoing reviews of the valuation processes and procedures including reviews of methodology, ongoing accuracy, source quality and independence. Such reviews include, but are not limited to, comparison of current vendor prices and broker quotations against ongoing daily trading activity, vendor due diligence, and back testing.
Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the assumptions are set to reflect those that the Company believes market participants would use in pricing the asset or liability at the measurement date.
Foreign Currency Translation
Amounts denominated in foreign currencies are translated into USD on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into USD based upon currency exchange rates effective on the last business day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into USD based upon currency exchange rates prevailing on the transaction dates.
The Company does not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included within net realized and unrealized gain (loss) on investments on the consolidated statements of operations. Unrealized gains and losses on foreign currency holdings and non-investment assets and liabilities attributable to the changes in foreign currency exchange rates are included in the net change in unrealized gain (loss) on foreign currency translation on the consolidated statements of operations. Net realized gains and losses on foreign currency holdings and non-investment assets and liabilities attributable to changes in foreign currency exchange rates are

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
included in net realized gain (loss) on foreign currency transactions on the consolidated statements of operations.
Foreign security and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.
Foreign Currency Forward Contracts
The Company may enter into foreign currency forward contracts to reduce the Company’s exposure to foreign currency exchange rate fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Company agrees to receive or deliver a fixed quantity of one currency for another, at a pre-determined price at a future date. Forward foreign currency contracts are marked-to-market at the applicable forward rate. Unrealized gain (loss) on foreign currency forward contracts are recorded on the consolidated statements of assets and liabilities on a gross basis, not taking into account collateral posted which is recorded separately, if applicable. Notional amounts of foreign currency forward contract assets and liabilities are presented separately on the consolidated schedules of investments. Purchases and settlements of foreign currency forward contracts having the same settlement date and counterparty are generally settled net and any realized gains or losses are recognized on the settlement date.
The Company does not utilize hedge accounting and as such, the Company recognizes its derivatives at fair value with changes in the net unrealized gain (loss) on foreign currency forward contracts recorded on the consolidated statements of operations.
Offering Costs
Offering costs in connection with the offering of common shares of the Company are capitalized as a deferred charge and amortized to expense on a straight-line basis over 12 months from the commencement of operations. These expenses consist primarily of legal fees and other costs incurred with the Company’s share offerings, the preparation of the Company’s registration statement, and registration fees.
Deferred Financing Costs
Deferred financing costs consist of financing costs incurred in connection with obtaining the Company’s subscription facility. Such financing costs are capitalized and amortized over the life of the facility utilizing the straight-line method. For the three and six months ended June 30, 2022, the Company amortized approximately $0 and $47,000 of financing costs which have been included in “Interest” expense on the consolidated statements of operations. As of June 30, 2023, there were no such facilities outstanding.
Deferred Income
Deferred income consists of annual administrative agent fees received in connection with the servicing of certain loan investments. Such fees are deferred when received and recognized as earned over the applicable period. For the three and six months ended June 30, 2023, the Company received approximately $68,000 and $137,000 of agent fees, respectively. During the three and six months ended June 30, 2023, approximately $84,000 and $167,000 of agent fees, respectively, have been

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
recognized as earned and included in “Other” income on the consolidated statements of operations. For the three and six months ended June 30, 2022, the Company received approximately $73,000 and $132,000 of agent fees, respectively. During the three and six months ended June 30, 2022, approximately $77,000 and $145,000 of agent fees, respectively, have been recognized as earned and included in “Other” income on the consolidated statements of operations.
Income Taxes
The Company has elected to be regulated as a BDC under the 1940 Act. The Company also has elected to be treated as a Regulated Investment Company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. As a RIC, the Company generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes timely to its shareholders as dividends. To the extent the Company continues to qualify as a RIC, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company.
To continue to qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to continue to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses. The Company will generally be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income or gains in respect of any calendar year, unless it distributes annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gain net income (adjusted for certain ordinary losses) for the one-year period ending on October 31 in such calendar year and (iii) any net ordinary income and capital gain net income recognized, but not distributed, in preceding years. The Company, at its discretion, may carry forward taxable income for distribution in the following taxable year and pay the applicable U.S. federal excise tax. For the three and six months ended June 30, 2023 and 2022, the Company did not accrue U.S. federal excise tax.
The Company conducts certain of its activities through its wholly-owned subsidiary, Twin Brook Equity XVIII Corp., a Delaware C corporation. Twin Brook Equity XVIII Corp. is treated as a corporation for United States federal income tax purposes and is subject to U.S. federal, state or local income tax. For the three and six months ended June 30, 2023, the Company accrued a current federal tax provision of $65,000 and $271,000. As of June 30, 2023, the Company had a deferred federal tax liability of $389,000, representing a decrease of $147,000 for the three months ended June 30, 2023 and an increase of $389,000 for the six months ended June 30, 2023 related to Twin Brook Equity XVIII Corp. The Company did not accrue any U.S. federal tax expense for the three and six months ended June 30, 2022 related to Twin Brook Equity XVIII Corp.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to,

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
on-going analyses of tax laws, regulations and interpretations thereof. There were no tax penalties, and no interest associated with income taxes was incurred through June 30, 2023.
Loan Syndications and Participations
The Company may originate certain loans and then syndicate all or a portion of those loans to a third party. For the three and six months ended June 30, 2023, the Company earned approximately $8,000 and $24,000 of syndication and other origination fee income, which is included in “Other” income on the consolidated statements of operations. For the three and six months ended June 30, 2022, the Company earned approximately $211,000 and $292,000 of syndication and other origination fee income, which is included in “Other” income on the consolidated statements of operations.
The Company follows the guidance in Accounting Standards Codification (“ASC”) Topic 860 Transfers and Servicing when accounting for loan participations and other partial loan sales. Such guidance requires a participation or other partial loan sale to meet the definition of a “participating interest,” as defined in the guidance, in order for sale treatment to be allowed. Participations or other partial loan sales that do not meet the definition of a participating interest remain on the consolidated statements of assets and liabilities and the proceeds are recorded as a secured borrowing until the definition is met. Secured borrowings are carried at fair value to correspond with the related investments, which are carried at fair value. There were no participations that were accounted for as secured borrowings during the period.
Dividends
Dividends to common stockholders are recorded on the record date. The amount to be distributed, if any, is determined by the Board each quarter. The Company intends to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such dividends. However, the Company may decide in the future to retain such capital gains for investment, incur a corporate-level tax on such capital gains, and elect to treat such capital gains as deemed dividends to stockholders.

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
Note 3. Investments
Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities and/or had the power to exercise control over the management or policies of such portfolio company as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or had the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, "non-affiliated investments" are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the consolidated financial statements, including the consolidated schedule of investments. The information in the tables below is presented on an aggregate portfolio basis, without regard to whether they are non-controlled, non-affiliated; non-controlled, affiliated; or controlled affiliated investments.
Investments at fair value and amortized cost consisted of the following as of June 30, 2023 and December 31, 2022:

	June 30, 2023		December 31, 2022
(Amounts in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First lien senior secured debt	$178,591	$177,151	$180,510	$179,768
Sponsor subordinated note	11	12	16	17
Investment in affiliated funds	7,242	9,084	7,137	10,354
Total investments	$185,844	$186,247	$187,663	$190,139

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
The industry composition of investments based on fair value as of June 30, 2023 and December 31, 2022 was as follows:

	June 30, 2023	December 31, 2022
Aerospace and defense	1.1%	1.1%
Air freight and logistics	0.4%	0.4%
Auto components	1.7%	1.7%
Chemicals	4.1%	4.0%
Commercial services and supplies	6.1%	5.4%
Construction and engineering	1.8%	1.8%
Containers and packaging	2.6%	2.6%
Distributors	0.5%	0.5%
Diversified consumer services	6.0%	7.5%
Electrical equipment	0.7%	0.7%
Electronic equipment, instruments and components	1.5%	1.4%
Food and staples retailing	2.7%	2.9%
Food products	2.0%	1.9%
Gas utilities	0.7%	0.8%
Health care equipment and supplies	2.8%	2.5%
Health care providers and services	27.2%	25.2%
Health care technology	1.4%	1.3%
Household durables	1.5%	1.5%
Industrial Conglomerates	0.3%	—%
Internet and direct marketing retail	2.2%	2.2%
IT services	2.2%	2.9%
Leisure equipment and products	1.5%	1.6%
Leisure products	0.6%	0.6%
Life sciences tools and services	0.6%	0.6%
Machinery	2.0%	1.9%
Media	3.6%	3.6%
Metals and mining	1.3%	1.2%
Multisector holdings	4.9%	5.5%
Personal products	1.6%	1.6%
Pharmaceuticals	0.8%	1.7%
Professional services	0.4%	0.4%
Real estate management and development	1.6%	1.5%
Semiconductors and semiconductor equipment	0.4%	0.4%
Software	3.2%	3.1%
Specialty retail	2.9%	3.0%
Trading companies and distributors	4.4%	4.4%
Water utilities	0.7%	0.6%
Total	100.0%	100.0%
As of June 30, 2023, 99.1% of investments held were based in the United States and 0.9% were based in Canada. As of December 31, 2022, 99.2% of investments were based in the United States and 0.8% were based in Canada.

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
Note 4. Fair Value of Investments
Fair Value Disclosures
The following tables present the fair value hierarchy of financial instruments as of June 30, 2023:

	Assets at Fair Value as June 30, 2023
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
First lien senior secured debt	$—	$—	$177,151	$177,151
Sponsor subordinated note	—	—	12	12
Total	$—	$—	$177,163	$177,163
Investments measured at net asset value(1)				9,084
Total financial instruments, at fair value				$186,247
(1)Certain investments that are measured at fair value using NAV have not been categorized in the fair value hierarchy. The fair value amounts presented in the table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

	Liabilities at Fair Value as of June 30, 2023
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Foreign currency forward contracts	$—	$29	$—	$29
The following tables present the fair value hierarchy of financial instruments as of December 31, 2022:

	Assets at Fair Value as of December 31, 2022
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
First lien senior secured debt	$—	$—	$179,768	$179,768
Sponsor subordinated note	—	—	17	17
Total	$—	$—	$179,785	$179,785
Investments measured at net asset value(1)				10,354
Total financial instruments, at fair value				$190,139
(1)Certain investments that are measured at fair value using NAV have not been categorized in the fair value hierarchy. The fair value amounts presented in the table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

	Liabilities at Fair Value as of December 31, 2022
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Foreign currency forward contracts	$—	$15	$—	$15

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
The following tables present changes in the fair value of investments for which Level 3 inputs were used to determine the fair value for the three and six months ended June 30, 2023 and 2022:

	Level 3 Assets at Fair Value for the Three Months Ended June 30, 2023*
(Amounts in thousands)	Balance 4/1/2023	Purchases and Drawdowns	Sales and Paydowns	Other**	Realized Gains/ (Losses)	Change in Unrealized Appreciation/(Depreciation)	Balance 6/30/2023	Change in Unrealized Appreciation/ (Depreciation) for Level 3 Assets Still Held as of 6/30/2023
First lien senior secured debt	$174,487	$7,977	$(5,568)	$317	$3	$(65)	$177,151	$(65)
Sponsor subordinated notes	18	—	(6)	—	—	—	12	—
Total	$174,505	$7,977	$(5,574)	$317	$3	$(65)	$177,163	$(65)
*Gains and losses are included in their respective captions in the consolidated statements of operations.
**Includes accretion, paydown gains/(losses) and interest received in-kind on debt instruments, where applicable.

	Level 3 Assets at Fair Value for the Six Months Ended June 30, 2023*
(Amounts in thousands)	Balance 1/1/2023	Purchases and Drawdowns	Sales and Paydowns	Other**	Realized Gains/ (Losses)	Change in Unrealized Appreciation/(Depreciation)	Balance 6/30/2023	Change in Unrealized Appreciation/ (Depreciation) for Level 3 Assets Still Held as of 6/30/2023
First lien senior secured debt	$179,768	$12,695	$(15,309)	$693	$2	$(698)	$177,151	$(699)
Sponsor subordinated notes	17	—	(5)	—	—	—	12	—
Total	$179,785	$12,695	$(15,314)	$693	$2	$(698)	$177,163	$(699)
*Gains and losses are included in their respective captions in the consolidated statements of operations.
**Includes accretion, paydown gains/(losses) and interest received in-kind on debt instruments, where applicable

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)

	Level 3 Assets at Fair Value for the Three Months Ended June 30, 2022*
(Amounts in thousands)	Balance 4/1/2022	Purchases and Drawdowns	Sales and Paydowns	Other**	Realized Gains/ (Losses)	Change in Unrealized Appreciation/(Depreciation)	Balance 6/30/2022	Change in Unrealized Appreciation/ (Depreciation) for Level 3 Assets Still Held as of 6/30/22
First lien senior secured debt	$153,712	$28,396	$(12,099)	$246	$22	$(246)	$170,031	$(239)
Sponsor subordinated notes	16	—	—	—	—	—	16	—
Total	$153,728	$28,396	$(12,099)	$246	$22	$(246)	$170,047	$(239)
*Gains and losses are included in their respective captions in the consolidated statements of operations.
**Includes accretion, paydown gains/(losses) and interest received in-kind on debt instruments, where applicable.

	Level 3 Assets at Fair Value for the Six Months Ended June 30, 2022*
(Amounts in thousands)	Balance 1/1/2022	Purchases and Drawdowns	Sales and Paydowns	Other**	Realized Gains/ (Losses)	Change in Unrealized Appreciation/(Depreciation)	Balance 6/30/2022	Change in Unrealized Appreciation/ (Depreciation) for Level 3 Assets Still Held as of 6/30/22
First lien senior secured debt	$151,105	$41,439	$(22,987)	$475	$57	$(58)	$170,031	$(63)
Sponsor subordinated notes	16	—	—	—	—	—	16	—
Total	$151,121	$41,439	$(22,987)	$475	$57	$(58)	$170,047	$(63)

*Gains and losses are included in their respective captions in the consolidated statements of operations.
**Includes accretion, paydown gains/(losses) and interest received in-kind on debt instruments, where applicable.

Significant Unobservable Inputs
In accordance with ASC 820, the following tables provide quantitative information about the significant unobservable inputs of the Company’s Level 3 investments as of June 30, 2023 and December 31, 2022. The table is not intended to be all-inclusive but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)

Asset Class	Fair Value as of 6/30/23	Valuation Techniques	Significant Unobservable Inputs	Input Ranges	Weighted Average (1)	Impact to Valuation from an Increase in Input
	(Amounts in thousands)
First lien senior secured debt	$170,114	Discounted cash flow	Yield	9.9% - 20.6%	12.1%	Decrease
	2,383	Market comparable	Forward EBITDA multiple	43.8x	43.8x	Increase
Sponsor subordinated notes	12	Market comparable	LTM EBITDA multiple	7.6x	7.6x	Increase
	$172,509
(1)Weighted average is calculated by weighing the significant unobservable input by the relative fair value of each investment in the category.

Asset Class	Fair Value as of 12/31/22	Valuation Techniques	Significant Unobservable Inputs	Input Ranges	Weighted Average (1)	Impact to Valuation from an Increase in Input
	(Amounts in thousands)
First lien senior secured debt	$171,353	Discounted cash flow	Yield	9.6% - 16.9%	11.1%	Decrease
	2,323	Market comparable	Forward EBITDA multiple	8.8x	8.8x	Increase
Sponsor subordinated notes	17	Market comparable	LTM EBITDA multiple	7.1x	7.1x	Increase
	$173,693
(1)Weighted average is calculated by weighing the significant unobservable input by the relative fair value of each investment in the category.
The Company’s other Level 3 investments have been valued primarily using recent transactions. The significant unobservable input used in the discounted cash flow is the yield. The yield is used to discount the estimated future cash flows expected to be received from the underlying investment. The Company considers the portfolio company performance since close, the leverage used by the portfolio company relative to its total enterprise value and other risks associated with an investment in determining the yield. The significant unobservable input used in the market comparable is the latest twelve month “LTM” EBITDA multiple.

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
Note 5. Subscription Facility
In accordance with the 1940 Act, the Company can borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 200% after such borrowings, subject to certain limitations. There were no outstanding borrowings as of June 30, 2023 and December 31, 2022.
On August 14, 2019, the Company entered into a revolving credit facility (the “Subscription Facility”) with Wells Fargo Bank, National Association (the “Lender”). The Subscription Facility enabled the Company to request loans from the Lender up to a maximum commitment of $15 million. The borrowings under the Subscription Facility are collateralized by the eligible unfunded capital commitments of investors in the Company. The total amount available under the Subscription Facility may be reduced as a result of decreases in the unfunded capital commitments of investors in the Company as well as other provisions of the Subscription Facility. On May 4, 2022, the Company terminated the Subscription Facility's revolving credit agreement.
Borrowings under the Subscription Facility bore interest at either (i) LIBOR plus the applicable margin of 1.50%, if the borrowing was a LIBOR Rate Loan or (ii) the Prime Rate plus the applicable margin of 0.50%, if the borrowing was a Reference Rate Loan. In addition, the Company paid an unused commitment fee of 0.20% per annum on the daily unused commitments of the Lender. The maturity date of the Subscription Facility was Aug 12, 2022.
The Subscription Facility contained representations, warranties, covenants, including financial covenants, events of default and indemnities that are customary for agreements of this type.
There were no debt obligations as of June 30, 2023 and December 31, 2022.
For the three and six months ended June 30, 2023 and 2022, the components of interest expense were as follows:

(Amounts in thousands)	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Interest expense	$—	$—	$—	$8
Amortization of deferred financing costs	—	—	—	47
Total interest expense	—	—	—	55
Average interest rate	N/A	N/A	N/A	N/A
Average daily borrowings	N/A	N/A	N/A	N/A

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
Note 6. Agreements and Related Party Transactions
Administration Agreement
On June 26, 2019, the Company entered into an Administration Agreement (the “Administration Agreement”) with Angelo Gordon (the “Administrator”). Under the terms of the Administration Agreement, the Administrator performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others.
The Company reimburses the Administrator for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed for it by such affiliate or third party.
Unless earlier terminated as described below, the Administration Agreement will remain in effect until June 26, 2024 and from year to year thereafter if approved annually by the vote of the Board of Directors of the Company and the vote of a majority of the Company’s Independent Directors. The Administration Agreement may be terminated by either party without penalty upon not less than 60 days’ written notice to the other.
No person who is an officer, director, or employee of the Administrator or its affiliates and who serves as a director of the Company receives any compensation from the Company for his or her services as a director. However, the Company reimburses the Administrator (or its affiliates) for an allocable portion of the compensation paid by the Administrator or its affiliates to the Company’s officers who provide operational and administrative services, as well as their respective staffs and other professionals who provide services to the Company, who assist with the preparation, coordination and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company (based on the percentage of time those individuals devote to the business and affairs of the Company). Directors who are not affiliated with the Administrator receive compensation for their services and reimbursement of expenses incurred to attend meetings.
For the three and six months ended June 30, 2023, the Administrator charged approximately $91,000 and $106,000 for certain costs and expenses allocable to the Company under the terms of the Administration agreement. For the three and six months ended June 30, 2022, the Administrator charged approximately $63,000 and $117,000, respectively, for certain costs and expenses allocable to the Company under the terms of the Administration agreement.
Investment Management Agreement
On June 26, 2019, the Company entered into an Investment Management Agreement (the “Investment Management Agreement”) with the Advisor. Under the terms of the Investment Management Agreement, the Advisor is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring the Company’s investments and portfolio companies on an ongoing basis.

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
Unless earlier terminated as described below, the Investment Management Agreement will remain in effect until June 26, 2024 and from year to year thereafter if approved annually by (a) the vote of the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s Independent Directors. The Investment Management Agreement will automatically terminate in the event of assignment. The Investment Management Agreement may be terminated without penalty upon not less than 60 days’ written notice by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s Directors or by the Advisor.
From time to time, the Advisor may pay amounts owed by the Company to third-party providers of goods or services and the Company will subsequently reimburse the Advisor for such amounts paid on its behalf. Amounts payable to the Advisor are settled in the normal course of business without formal payment terms.
The Investment Management Agreement also provides that the Company reimburses the Advisor for certain organizational costs incurred prior to the commencement of the Company’s operations, and for certain offering costs. The Company has agreed to repay the Advisor for initial organizational costs and offering costs up to a maximum of $1.25 million, with the Advisor bearing any organizational and offering costs in excess of such amount.
As of June 30, 2023, the Company had approximately $1.2 million payable to Angelo Gordon for operating costs which is included in “Accrued expenses and other liabilities payable to affiliate” on the consolidated statements of assets and liabilities. As of December 31, 2022, the Company had approximately $677,000 payable to Angelo Gordon for operating costs which is included in “Accrued expenses and other liabilities payable to affiliate” on the consolidated statements of assets and liabilities.
Under the terms of the Investment Management Agreement, the Company will pay the Advisor a base management fee and may also pay to it certain incentive fees. The cost of both the base management fee and the incentive fee will ultimately be borne by the Company’s shareholders.
The base management fee is calculated at an annual rate of 0.60% of the Company’s gross assets, excluding cash and cash equivalents. For services rendered under the Investment Management Agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of the Company’s gross assets (excluding cash and cash equivalents) at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter. Base management fees for any partial month or quarter will be appropriately pro-rated. For purposes of the Investment Management Agreement, cash equivalents means U.S. government securities and commercial paper instruments maturing within one year of purchase. Upon the occurrence of a Qualified IPO, the base management fee will be calculated at an annual rate of 1.25% of the Company’s gross assets, excluding cash and cash equivalents.
For the three and six months ended June 30, 2023, the Company accrued approximately $278,000 and $559,000, respectively, of base management fees payable to the Advisor. For the three and six months ended June 30, 2022, the Company accrued approximately $254,000 and $495,000, respectively, of base management fees payable to the Advisor. As of June 30, 2023 and December 31, 2022, base

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
management fees payable by the Company to the Advisor were approximately $278,000 and $281,000, respectively.
Pursuant to the Investment Management Agreement, the Advisor is entitled to an incentive fee (“Incentive Fee”), which consists of two components; an incentive fee based on income and an incentive fee based on capital gains.
The first part, the income incentive fee, is calculated and payable quarterly in arrears and equals (a) 100% of the excess of the Company’s pre-incentive fee net investment income for the immediately preceding calendar quarter, over a preferred return of 1% per quarter (4% annualized) (the “Hurdle”), until the Advisor has received a “catch-up” equal to 16.75% of the pre-incentive fee net investment income for the current quarter; and (b) 16.75% of all remaining pre-incentive fee net investment income above the “catch-up.”
The second part, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Investment Management Agreement), and equals 16.75% of the Company’s realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees (the “Cumulative Capital Gains”). We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Advisor if we were to sell the relevant investment and realize a capital gain.
For the three and six months ended June 30, 2023, the Company accrued approximately $816,000 and $1.5 million, respectively, of income incentive fees payable to the Advisor. For the three and six months ended June 30, 2022, the Company accrued approximately $442,000 and $823,000, respectively, of income incentive fees payable to the Advisor. As of June 30, 2023 and December 31, 2022, the Company had approximately $816,000 and $712,000, respectively, of income incentive fees payable to the Advisor.
As of December 31, 2022, March 31, 2023, and June 30, 2023, the Company had $583,000, $497,000 and $378,000 of accrued capital gains incentive fees, respectively, of which none were paid or payable to the Advisor. This represents a decrease in accrued capital gains incentive fees of $119,000 and $205,000 for the three and six months ended June 30, 2023, respectively.
Affiliated Transactions
The Company may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the Company’s Independent Directors, and in some cases, the prior approval of the SEC. The Company intends to rely on exemptive relief that has been granted by the SEC to the Company, the Advisor, and Angelo Gordon to permit the Company to co-invest with other funds managed by the Advisor or Angelo Gordon, in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.
Pursuant to such exemptive relief, the Company is generally permitted to co-invest with certain of its affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Company and its

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
shareholders and do not involve overreaching of the Company or its shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of the Company’s shareholders and is consistent with its investment objective and strategies, and (3) the investment by its affiliates would not disadvantage the Company, and the Company’s participation would not be on a basis different from or less advantageous than that on which its affiliates are investing. In certain situations where co-investment with one or more funds managed by Angelo Gordon is not permitted or appropriate, Angelo Gordon will need to decide which funds will proceed with the investment. Angelo Gordon will make these determinations based on its policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations.
Investment in Affiliated Funds
The Company holds equity investments through its interest in the affiliated funds, Twin Brook Equity Holdings, LLC and Twin Brook Segregated Equity Holdings, LLC, which were created to hold equity interests that are purchased alongside the underlying portfolio companies' debt.
Fair value as of June 30, 2023 and 2022 and transactions during the three and six months ended June 30, 2023 and 2022 of the Company’s investments in affiliates were as follows:

	Investment in Affiliated Funds at Fair Value for the Three Months Ended June 30, 2023
(Amounts in thousands)	Fair Value as of April 1, 2023	Gross Additions	Gross Reductions	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value as of June 30, 2023	Dividend, Interest, PIK and Other Income
Non-controlled/affiliated investments
Twin Brook Equity Holdings, LLC	$9,592	$230	$(136)	$104	$(725)	$9,065	$—
Twin Brook Segregated Equity Holdings, LLC	18	—	—	—	1	19	—
Total non-controlled/affiliated investments	$9,610	$230	$(136)	$104	$(724)	$9,084	$—

	Investment in Affiliated Funds at Fair Value for the Six Months Ended June 30, 2023
(Amounts in thousands)	Fair Value as of January 1, 2023	Gross Additions	Gross Reductions	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value as of June 30, 2023	Dividend, Interest, PIK and Other Income
Non-controlled/affiliated investments
Twin Brook Equity Holdings, LLC	$10,333	$339	$(1,114)	$880	$(1,373)	$9,065	$—
Twin Brook Segregated Equity Holdings, LLC	21	—	—	—	(2)	19	—
Total non-controlled/affiliated investments	$10,354	$339	$(1,114)	$880	$(1,375)	$9,084	$—

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)

	Investment in Affiliated Funds at Fair Value for the Three Months Ended June 30, 2022
(Amounts in thousands)	Fair Value as of April 1, 2022	Gross Additions	Gross Reductions	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value as of June 30, 2022	Dividend, Interest, PIK and Other Income
Non-controlled/affiliated investments
Twin Brook Equity Holdings, LLC	$8,447	$463	$(25)	$—	$812	$9,697	$—
Twin Brook Segregated Equity Holdings, LLC	18	—	—	—	3	21
Total non-controlled/affiliated investments	$8,465	$463	$(25)	$—	$815	$9,718	$—

	Investment in Affiliated Funds at Fair Value for the Six Months Ended June 30, 2022
(Amounts in thousands)	Fair Value as of January 1, 2022	Gross Additions	Gross Reductions	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value as of June 30, 2022	Dividend, Interest, PIK and Other Income
Non-controlled/affiliated investments
Twin Brook Equity Holdings, LLC	$7,972	$701	$(33)	$—	$1,057	$9,697	$—
Twin Brook Segregated Equity Holdings, LLC	14	—	—	—	7	21
Total non-controlled/affiliated investments	$7,986	$701	$(33)	$—	$1,064	$9,718	$—

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
Note 7. Derivatives
The Company may enter into foreign currency forward contracts from time to time to help mitigate the impact that an adverse change in foreign exchange rates would have on the value of the Company’s investments denominated in foreign currencies.
In order to better define its contractual rights and to secure rights that will help the Company mitigate its counterparty risk, the Company may enter into an International Swaps and Derivatives Association, Inc. Master Agreement (“ISDA Master Agreement”) or a similar agreement with its derivative counterparties. An ISDA Master Agreement is a bilateral agreement between the Company and a counterparty that governs OTC derivatives, including foreign currency forward contracts, and typically contains, among other things, collateral posting terms and netting provisions in the event of a default and/or termination event. The provisions of the ISDA Master Agreement typically permit a single net payment in the event of a default (close-out netting) or similar event, including the bankruptcy or insolvency of the counterparty. The Company minimizes counterparty credit risk by only entering into agreements with counterparties that it believes to be of good standing and by monitoring the financial stability of those counterparties.
For the three and six months ended June 30, 2023, the Company’s average USD notional exposure to foreign currency forward contracts was approximately $1,427,000 and $1,459,000, respectively.
The following table presents both gross and net information about derivative instruments eligible for offset in the consolidated statements of assets and liabilities as of June 30, 2023:

Counterparty	Gross Amount of Assets	Gross Amount of Liabilities	Net Amount of Assets/(Liabilities)	Collateral Received/Pledged(1)	Net Amounts(2)
Wells Fargo Bank, National Association	—	29	$(29)	$—	$(29)
(1)Amount excludes excess cash collateral paid.
(2)Net amount represents the net amount due (to) from counterparty in the event of a default based on the contractual setoff rights under the agreement. Net amount excludes any over-collateralized amounts, if applicable.
The following table presents both gross and net information about derivative instruments eligible for offset in the consolidated statements of assets and liabilities as of December 31, 2022:

Counterparty	Gross Amount of Assets	Gross Amount of Liabilities	Net Amount of Assets/(Liabilities)	Collateral Received/Pledged(1)	Net Amounts(2)
Wells Fargo Bank, National Association	—	$15	$(15)	$—	$(15)
(1)Amount excludes excess cash collateral paid.
(2)Net amount represents the net amount due (to) from counterparty in the event of a default based on the contractual setoff rights under the agreement. Net amount excludes any over-collateralized amounts, if applicable.

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
The effect of transactions in derivative instruments on the consolidated statements of operations during the three and six months ended June 30, 2023 was as follows:

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
Net change in unrealized gain (loss) on foreign currency forward contracts	$(38)	$(15)
Realized (loss) on foreign currency forward contracts	4	(18)
The effect of transactions in derivative instruments on the consolidated statements of operations during the three and six months ended June 30, 2022 was as follows:

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Net change in unrealized gain (loss) on foreign currency forward contracts	$18	$—
Realized (loss) on foreign currency forward contracts	30	28
Note 8. Commitments and Contingencies
Commitments
The Company’s investment portfolio may contain debt investments that are in the form of revolving lines of credit and unfunded delayed draw commitments, which require the Company to provide funding when requested by portfolio companies in accordance with the terms of the underlying loan agreements.
Unfunded portfolio company commitments and funded debt investments are presented on the consolidated schedule of investments and are fair valued. Unrealized appreciation or depreciation, if any, is included in the consolidated statements of assets and liabilities and consolidated statements of operations.
As of June 30, 2023 and December 31, 2022, the Company had the following outstanding commitments to fund investments in current portfolio companies:

Portfolio Company	June 30, 2023	December 31, 2022
First lien senior secured debt(1)	(Amounts in thousands)	(Amounts in thousands)
50Floor, LLC	$—	$199
626 Holdings Equity, LLC	147	229
Abrasive Technology Intermediate, LLC	87	121
ACES Intermediate, LLC	150	150
Advanced Lighting Acquisition, LLC	259	324
AEP Passion Intermediate Holdings, Inc.	37	48
AFC Industries, Inc.	101	131
Affinitiv, Inc.	248	248
Agility Intermediate, Inc.	53	383
AHR Intermediate, Inc	165	252
Alliance Environmental Group, LLC	24	23
ALM Media, LLC	971	971

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)

Portfolio Company	June 30, 2023	December 31, 2022
Altamira Material Solutions, LP	45	45
AM Buyer, LLC	64	111
Answer Acquisition, LLC	28	38
Apex Dental Partners, LLC	152	179
Aptitude Health Holdings, LLC	267	267
Aquatic Sales Solutions, LLC	5	80
ARC Healthcare Technologies, LLC	—	244
ASC Ortho Management, LLC	57	69
ASP Global Acquisition, LLC	485	647
AvCarb, LLC	455	467
Banner Buyer, LLC	296	296
BBG Intermediate Holdings, Inc.	4	229
BCI Burke Holding Corp.	185	185
Beacon Oral Specialists Management LLC	188	152
Beghou Consulting, LLC	60	—
Behavior Frontiers, LLC	38	19
Benefit Plan Administrators of Eau Claire, LLC	181	225
Bio Agri Mix Holdings Inc.	87	85
Brightview, LLC	96	111
Bulk Lift International, LLC	180	38
Canadian Orthodontic Partners Corp.	23	168
CCG Acquisition, Inc.	19	19
Champion Motorsports Group, LLC	56	—
Change Academy at Lake of the Ozarks, LLC	86	113
CL Services Acquisition, LLC	124	—
Community Care Partners, LLC	87	136
Copperweld Group, Inc.	339	401
Cosmetic Solutions, LLC	344	344
CPS HVAC Group, LLC	143	144
Custom Agronomics Holdings, LLC	45	45
DealerOn Inc.	314	314
Dermatology Medical Partners OpCo, LLC	62	78
Diamondback Buyer, LLC	38	75
DNS IMI Acquisition Corp	131	122
Domino Equipment Company, LLC	79	79
Double E Company, LLC	86	99
Dykstra's Auto, LLC	28	22
Edko Acquisition, LLC	38	34
EH Management Company, LLC	15	15
Empire Equipment Company, LLC	345	219
EMSAR Acquisition LLC	13	13
Endodontic Practice Partners, LLC	114	145
Engelman Baking Co., LLC	189	174
E-Phoenix Acquisition Co. Inc.	75	75
Exclusive Concepts, LLC	23	74
Flourish Research Acquisition, LLC	75	—

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)

Portfolio Company	June 30, 2023	December 31, 2022
Formulated Buyer, LLC	279	297
Franchise Fastlane, LLC	15	15
FreshAddress, LLC	30	30
Geriatric Medical and Surgical Supply, LLC	248	300
Gold Medal Holdings, Inc.	6	26
Golden Bear PT Partners, LLC	22	188
Green Monster Acquisition, LLC	38	38
Groundworks Operations, LLC	—	420
Guardian Dentistry Practice Management, LLC	23	23
H2 Holdco, Inc.	240	—
Highland Acquisition, Inc.	30	30
HLSG Intermediate, LLC	40	60
Home Brands Group Holdings, Inc.	48	48
Hultec Buyer, LLC	81	—
Hydromax USA, LLC	228	68
Icelandirect, LLC	8	2
Icreon Holdings, LLC	23	23
IMA Group Management Company, LLC	209	—
Infolinks Media Buyco, LLC	53	77
Innovative FlexPak, LLC	122	154
IPC Pain Acquisition, LLC	53	303
ISSA, LLC	131	131
ITSavvy LLC	43	113
Juniper Landscaping Holdings LLC	55	51
Kaizen Auto Care, LLC	8	66
Kalkomey Enterprises, LLC	31	77
Leonard Group, Inc.	234	203
Load One Purchaser Corporation	218	218
MacNeill Pride Group Corp.	332	225
Mad Rose Company, LLC	52	58
Main Street Gourmet, LLC	647	643
Mattco Forge, Inc.	506	506
Maxor National Pharmacy Services, LLC	—	84
Medical Technology Associates, Inc.	38	38
MetaSource, LLC	94	109
Millennia Patient Services, LLC	113	367
Montway LLC	150	150
MRC Keeler Acquisition, LLC	150	75
Nelson Name Plate Company	99	89
Network Partners Acquisition, LLC	150	150
NH Kronos Buyer, Inc.	263	263
Nimlok Company, LLC	320	320
NutriScience Innovations, LLC	131	131
P and R Dental Strategies, LLC	23	23
Peak Dental Services, LLC	38	303
Peak Investment Holdings, LLC	404	908

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)

Portfolio Company	June 30, 2023	December 31, 2022
Pentec Acquisition Corp.	75	75
Performance PowerSports Group Purchaser, Inc.	—	56
PHGP MB Purchaser, Inc.	174	166
Pink Lily Holdings, LLC	63	63
PPW Acquisition, LLC	28	—
PRA Acquisition, LLC	45	—
Propio LS, LLC	63	19
Purpose Home Health Acquisition, LLC	188	188
Qin's Buffalo, LLC	113	113
QLS Buyer, Inc	38	—
Raneys, LLC	38	38
Reliable Medical Supply LLC	94	97
Revival Animal Health, LLC	86	86
Rose Paving, LLC	48	41
RQM Buyer, Inc.	206	191
RTP Acquisition, LLC	34	34
Sage Dental Management, LLC	75	75
SAMGI Buyer, Inc.	138	138
SASE Company, LLC	15	38
SCA Buyer, LLC	141	167
SCP Beverage Buyer, LLC	30	23
SCP ENT and Allergy Services, LLC	372	413
Shearer Supply, LLC	—	30
ShiftKey, LLC	110	110
Signature Dental Partners LLC	45	65
Silver Falls MSO, LLC	60	2
SimiTree Acquisition LLC	186	186
SIMKO Merger Sub, LLC	171	170
Soccer Post Acquisition, LLC	35	17
Southeast Primary Care Partners, LLC	47	177
Southern Orthodontic Partners Management, LLC	89	136
Southern Sports Medicine Partners, LLC	35	175
Spectrum Solutions, LLC	267	267
Stax Holding Company, LLC	60	60
Steel City Wash, LLC	16	22
Storm Smart Buyer LLC	131	52
Sun Orchard, LLC	113	105
Teel Plastics, LLC	324	324
The Channel Company, LLC	18	58
Trademark Global, LLC	36	9
Triad Technologies, LLC	332	314
United Land Services Opco Parent, LLC	517	693
Universal Pure, LLC	116	278
USALCO, LLC	43	58
Vanguard Packaging, LLC	535	481
Varsity DuvaSawko Operating Corp.	474	474

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)

Portfolio Company	June 30, 2023	December 31, 2022
Vehicle Accessories, Inc.	38	38
Vital Care Buyer, LLC	580	483
Western Veterinary Partners, LLC	24	22
Yard-Nique, Inc	158	163
Total unfunded portfolio company commitments	$20,656	$23,867
(1)Unfunded commitments denominated in currencies other than USD have been converted to USD using the exchange rate as of the applicable reporting date.
As of June 30, 2023 and December 31, 2022, approximately $199,000 and $207,000, respectively, of the Company's unfunded revolver commitments are reserved for letters of credit issued to third party beneficiaries on behalf of the Company's investments.
Investor Commitments
As of June 30, 2023 and December 31, 2022, the Company had $216.0 million in total capital commitments from investors ($21.6 million undrawn). These undrawn capital commitments will no longer remain in effect following the completion of a Qualified IPO.
Four investors in the Company have aggregate capital commitments representing 100% of the Company’s total capital commitments. Such concentration of investor commitments could have a material effect on the Company.
Other Commitments and Contingencies
From time to time, the Company may become a party to certain legal proceedings during the normal course of business. As of June 30, 2023, and December 31, 2022, management was not aware of any material pending or threatened litigation.
Note 9. Net Assets
Subscriptions and Drawdowns
As of June 30, 2023, the Company had 9,672,358 shares issued and outstanding with a par value of $0.001 per share.
The Company has entered into subscription agreements with investors providing for the private placement of the Company’s common shares. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase the Company’s common shares up to the amount of their respective capital commitment on an as-needed basis each time the Advisor delivers a drawdown notice to such investors.
During the six months ended June 30, 2023, there were no capital call notices delivered to investors.
During the six months ended June 30, 2022, the Advisor delivered the following capital call notices to investors:

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)

Six Months Ended June 30, 2022
Capital Drawdown Notice Date	Common Share Issuance Date	Number of Common Shares Issued	Aggregate Offering Price ($ in millions)
May 12, 2022	May 26, 2022	531,182	$10.80
Total		531,182	$10.80
Dividends
The following table reflects dividends declared on shares of the Company's common stock during the six months ended June 30, 2023 and 2022:

For the Six Months Ended June 30, 2023
Date Declared	Record Date	Payment Date	Dividend per Share
March 14, 2023	March 31, 2023	April 28, 2023	$0.25
May 10, 2023	June 30, 2023	July 28, 2023	$0.25

For the Six Months Ended June 30, 2022
Date Declared	Record Date	Payment Date	Dividend per Share
April 14, 2022	April 18, 2022	April 29, 2022	$0.20
May 11, 2022	June 30, 2022	July 29, 2022	$0.20
Note 10. Earnings Per Share
The following table sets forth the computation of basic and diluted earnings (loss) per common share for the three and six months ended June 30, 2023 and 2022:

(Amounts in thousands, except share and per share amounts)	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Net increase (decrease) in net assets resulting from operations	$3,476	$2,837	$6,341	$5,184
Weighted average shares of common stock outstanding - basic and diluted	$9,672	$9,345	$9,672	$9,244
Earnings (loss) per common share - basic and diluted	$0.36	$0.30	$0.66	$0.56
Note 11. Income Taxes
Taxable income generally differs from net increase (decrease) in net assets resulting from operations due to temporary and permanent differences in the recognition of income and expenses, and generally excludes net unrealized gains or losses, as unrealized gains or losses are generally not included in taxable income until they are realized.
The Company makes certain adjustments to the classification of net assets as a result of permanent book-to-tax differences, which include differences in the book and tax basis of certain assets and liabilities, and nondeductible federal taxes or losses among other items. To the extent these differences are permanent, they are charged or credited to additional paid in capital or total distributable earnings (losses), as appropriate. For the six months ended June 30, 2023, permanent differences were approximately $480,000, primarily related to net income from wholly-owned subsidiary. There were no permanent differences for the six months ended June 30, 2022.

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
Note 12. Financial Highlights
The following are financial highlights for a common share outstanding during the six months ended June 30, 2023 and 2022:

(Amounts in thousands, except share and per share amounts)	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Per share data:
Net asset value, beginning of period	$20.22	$20.14
Net investment income (loss)(1)	0.78	0.44
Net realized and unrealized gain (loss) on investment transactions(1)	(0.12)	0.12
Total from operations	0.66	0.56
Dividends declared	(0.50)	(0.40)
Total increase (decrease) in net assets	0.16	0.16
Net asset value, end of period	$20.38	$20.30
Shares outstanding, end of period	9,672,358	9,672,358
Total return(2)(3)	3.3%	2.8%
Ratios / supplemental data
Ratio of gross expenses to average net assets(3)(4)(5)	1.7%	1.3%
Ratio of net expenses to average net assets(3)(4)(6)	1.7%	1.3%
Ratio of net investment income (loss) to average net assets(3)(4)	3.8%	2.2%
Net assets, end of period	$197,092	$196,319
Weighted average shares outstanding	9,672,358	9,243,891
Total capital commitments, end of period	$216,000	$216,000
Ratio of total contributed capital to total committed capital, end of period	90.0%	90.0%
Portfolio turnover rate(7)	6.9%	13.6%
Asset coverage ratio(8)	N/A	N/A
(1)The per share data was derived using the weighted average shares outstanding during the period.
(2)Total return is calculated as the change in net asset value ("NAV") per share during the period, plus dividends per share, if any, divided by the NAV per share at the beginning of the period.
(3)Not annualized.
(4)Average net assets are computed using the average balance of net assets at the end of each month of the reporting period.
(5)Ratio of gross expenses to average net assets is computed using expenses before waivers from the Administrator, if applicable.
(6)Ratio of net expenses to average net assets is computed using total expenses net of waivers from the Administrator, if applicable.
(7)Portfolio turnover rate is calculated using the lesser of total sales or total purchases over the average of the investments at fair value for the periods reported.
(8)Asset coverage ratio is equal to (i) the sum of (A) net assets at the end of the period and (B) total debt outstanding at the end of the period, divided by (ii) total debt outstanding at the end of the period. The ratio is not applicable as of June 30, 2023 or June 30, 2022 as there was no debt outstanding during the period.

AG Twin Brook BDC, Inc.
Notes to Consolidated Financial Statements (Unaudited)
Note 13. Subsequent Events
The Company’s management evaluated subsequent events through the date of issuance of these consolidated financial statements. There have been no subsequent events that occurred that would require disclosure in, or would be required to be recognized in, these consolidated financial statements, except as discussed below:

On July 27, 2023, the Company’s Board declared a special dividend of $0.7556 per share of Common Stock, payable on July 28, 2023 to stockholders of record as of July 27, 2023.

On July 28, 2023, AG Twin Brook Capital Income Fund, a Delaware statutory trust (“TCAP”), completed its previously announced acquisition of the Company, with TCAP continuing as the surviving company (the “Transaction”). The Transaction was completed pursuant to an Agreement and Plan of Merger, dated May 19, 2023, by and between the Parties. Prior to the Transaction closing, the Company was an affiliated business development company (“BDC”) managed by Angelo Gordon. TCAP is a public, non-exchange traded BDC, managed by AGTB Fund Manager, LLC, which is also a wholly-owned subsidiary of Angelo Gordon.

As of the effective time, each share of common stock, outstanding immediately prior to the effective time was converted into the right to receive $20 per share in cash, without interest, subject to any applicable withholding taxes. TCAP paid total cash consideration in connection with the Transaction of approximately $193 million.